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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DATALINK CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DATALINK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2012

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Datalink Corporation will be held at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota, on Thursday, May 10, 2012, at 3:00 p.m. Central Time for the following purposes:

          1.     To elect seven directors recommended by the Board, each to serve until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified;

          2.     To hold a non-binding advisory vote to approve executive officer compensation;

          3.     To hold a non-binding advisory vote on the frequency of the advisory vote to approve executive officer compensation;

          4.     To amend the Datalink Corporation 2011 Incentive Compensation Plan to increase the number of shares of common stock that may be issued pursuant to awards thereunder from 1,053,943 to 1,553,943 shares;

          5.     To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

          6.     To act upon any other business as may properly come before the Annual Meeting of Shareholders.

        Holders of our common stock at the close of business on March 15, 2012 will be entitled to vote at the Annual Meeting of Shareholders.

By Order of the Board of Directors,

Gregory T. Barnum, Secretary

Minneapolis, Minnesota
March 30, 2012

        To assure your representation at the meeting, please sign, date and return your proxy on the enclosed proxy card whether or not you expect to attend in person. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF
SHAREHOLDERS ON MAY 10, 2012.

        Our Notice of Annual Meeting of Shareholders, Proxy Statement and
2011 Annual Report to Shareholders are available on the Datalink website at
www.datalink.com/annualreport.

PROXY STATEMENT
OF
DATALINK CORPORATION
8170 Upland Circle
Chanhassen, Minnesota 55317-8589

GENERAL INFORMATION

        This proxy statement is furnished to the shareholders of Datalink Corporation ("we," "us," "our," or "the Company") in connection with the solicitation of proxies by our Board of Directors to be voted at the Annual Meeting of Shareholders or any adjournments or postponements of that meeting. The Annual Meeting of Shareholders will be held at the offices of Faegre Baker Daniels LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota, on Thursday, May 10, 2012, at 3:00 p.m. local time. The mailing of this proxy statement to shareholders commenced on or about April 2, 2012.

        We have enclosed a proxy card for your use. The Board of Directors solicits you to MARK, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. Any proxy given to this solicitation and received in time for the Annual Meeting of Shareholders will be voted in accordance with the instructions given in such proxy. However, if no direction is given by a shareholder, the shares will be voted as recommended by our Board of Directors.

        The giving of a proxy does not preclude the right to vote in person should a shareholder giving the proxy so desire. Any shareholder giving a proxy may revoke it at any time prior to its use, either by voting in person at the Annual Meeting of Shareholders or by giving our Secretary a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the Annual Meeting of Shareholders.

        We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies, and the cost of forwarding the material to the beneficial owners of the common stock. Our directors, officers and regular employees may solicit proxies by telephone or personal conversation. No additional compensation will be paid to our directors, officers or other regular employees for such services. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of our proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in doing so.

        The presence at the Annual Meeting of Shareholders, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. Proxies received but marked ABSTAIN on any matter and "broker non-votes" (described below) will be included in calculating the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum present.

        Only holders of record of our common stock at the close of business on March 15, 2012, the record date, will be entitled to vote at the Annual Meeting of Shareholders and any adjournments of that meeting. On the record date, we had 18,003,534 outstanding shares. Each share of common stock is entitled to one vote, and there is no cumulative voting.

        An action of the shareholders, except for Proposals 2 and 3, requires the affirmative FOR vote of the holders of a majority of the voting power of all voting shares represented in person or by proxy at a duly held meeting of shareholders at which a quorum is present, except where a larger proportion is required by Minnesota law.

        In the election of directors, Proposal 1, you may vote FOR each of the nominees or your vote may be WITHHELD with respect to one or more of the nominees. A WITHHOLD vote will not have an impact on the election of directors. For Proposals 2, 4 and 5, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN on Proposals 4 and 5, such a vote has the same effect as a vote AGAINST. With respect to Proposal No. 2, we will consider our shareholders to have approved, on an advisory, non-binding basis, our executive officer compensation if the shares voted FOR the proposal exceed the shares voted AGAINST. With respect to Proposal 3, you may vote for 1 YEAR, 2 YEARS, 3 YEARS or ABSTAIN. We will consider our shareholders to have selected, on an advisory, non-binding basis, the option receiving the most votes among the choices of the frequency of the advisory non-binding vote to approve executive officer compensation. A vote to ABSTAIN will have no effect on the outcome of Proposals 2 or 3.

        If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have or does not exercise discretionary authority to vote (a "broker non-vote"). Proposal No. 5, the ratification of the appointment of McGladrey & Pullen, LLP, as our independent registered public accounting firm, is the only "routine" matter up for vote this year on which brokers have discretionary authority to vote. The other matters being voted on are considered "non-routine" matters on which brokers do not have discretionary authority to vote. A broker non-vote with respect to a particular proposal is treated as not present and entitled to vote on that proposal, therefore, broker non-votes have no effect on the outcome of any of the Proposals.

        Our Board recommends that you vote your shares as follows:

  •
  FOR each of the nominees to the Board;

  •
  FOR approval of the non-binding advisory vote to approve executive officer compensation;

  •
  THREE YEARS for the proposal regarding a non-binding advisory vote on the frequency of the non-binding advisory vote to approve executive officer compensation;

  •
  FOR the amendment to the Datalink 2011 Incentive Compensation Plan to increase the number of shares of common stock that may be issued pursuant to awards thereunder from 1,053,943 to 1,553,943 shares; and

  •
  FOR the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

 PROPOSAL NUMBER ONE
Election of Directors

        Proxies solicited by our Board of Directors ("Board" or "Board of Directors") will, unless otherwise directed, be voted FOR the election of seven nominees to serve as directors for one-year terms expiring at the next annual meeting of shareholders and until a successor is elected and qualified, or earlier, if the director resigns, is removed or becomes disqualified. The Board has nominated all of our current seven directors to stand for re-election at the Annual Meeting of Shareholders. The seven nominees are Brent G. Blackey, Paul F. Lidsky, Margaret A. Loftus, Greg R. Meland, J. Patrick O'Halloran, James E. Ousley, and Robert M. Price.

        The Board believes that all of the nominees are available and will serve if elected. If for any reason any nominee becomes unavailable for election, the Board may designate substitute nominees or reduce the number of directors. In that event, the shares represented by the proxy cards returned to us will be voted for the substitute nominees, unless an instruction to the contrary is indicated on the proxy card.

Director Qualifications

        The following describes the key qualifications, business skills, experience and perspectives that each of our directors brings to our Board in addition to the information included in the biographical summaries provided below for each director.

Director	Key Qualifications
Greg R. Meland	Extensive experience with the Company since 1991 including serving as the Company's former Chief Executive Officer and Chairman of the Board for a combined 14 years; in-depth knowledge of the Company's operations and industry; historical perspective of the Company through long-term board service; brings perspective on shareholder value as he is the Company's largest shareholder.
Paul F. Lidsky
Serves as the Chief Executive Officer of the Company with extensive knowledge and experience in the information technology and communications industry; knowledge of the Company's operations, strategy and financial position; leadership experience and financial acumen as the chief executive officer and chief operating officer of several information technology companies; historical perspective of the Company through long-term Board and prior committee service.
Brent G. Blackey
Extensive financial experience as a senior partner of an international auditing firm, particularly with public company financial accounting standards; experience in operational and strategic matters as the president and chief operating officer of a large, privately-held business; public company board experience, particularly on audit committees; knowledge of the Company and information technology industry through board and committee service; offers a strong ethics and compliance focus and brings diverse perspective to the Board.
Margaret A. Loftus
Broad experience as a consultant and board member to several private technology companies; long-term service including as vice president of software of a publicly traded supercomputer technology company; knowledge and historical perspective of the Company and information technology industry through long-term Board and committee service.

Director	Key Qualifications
J. Patrick O'Halloran	Experience as a chief executive officer of a sophisticated automation system company; extensive experience as a partner at a global business consulting firm; knowledge of the information technology industry and of the Company's industry and business through board and committee service; brings diverse perspective to the Board.
James E. Ousley
Distinguished career with extensive public company experience; extensive business leadership experience as chairman and/or chief executive officer of several major, global information technology and communications companies; strong business leadership, strategic and financial acumen; knowledge of the Company and industry through extensive Board and committee service.
Robert M. Price
Distinguished career with extensive public and private company board experience; leadership experience as a former chairman and chief executive officer of a major, global information technology company; strong business leadership, strategic, operational and financial acumen; knowledge of the Company and industry through extensive Board and committee service.

Director Biographical Information

Name	Age	Position
Greg R. Meland	58	Non-Executive Chairman of the Board and Director
Paul F. Lidsky	58	President, Chief Executive Officer and Director
Brent G. Blackey	53	Director
Margaret A. Loftus	67	Director
J. Patrick O'Halloran	55	Director
James E. Ousley	66	Vice Chairman of the Board and Director
Robert M. Price	81	Director

        Greg R. Meland joined our board in 1999 and is our Non-Executive Chairman. Mr. Meland joined us in 1991 as our Vice President of Sales and Engineering. He became President and Chief Executive Officer in 1993. In December 2005, he became our Chairman of the Board. In May 2007, he retired as an employee and became our Non-Executive Chairman. Between 1979 and 1991, Mr. Meland served in various sales and marketing positions with the Imprimis disk drive subsidiary of Control Data Corporation (which was sold to Seagate in 1989). Mr. Meland is Mr. Price's son-in-law.

        Paul F. Lidsky was elected as a director in June 1998 and became our President and Chief Executive Officer in July 2009. Mr. Lidsky was the President and Chief Executive Officer of Calabrio, Inc. from October 2007 until July 2009 and he is currently a member of Calabrio, Inc.'s Board of Directors. From December 2005 until September 2007, Mr. Lidsky served as Chief Operating Officer for Spanlink Communications, Inc. Between 2003 and 2004, Mr. Lidsky was President and Chief Executive Officer of Computer Telephony Solutions. From 2002 to 2003, Mr. Lidsky was President and Chief Executive Officer of VigiLanz Corporation. From 1997 until 2002, Mr. Lidsky was the President and Chief Executive Officer of OneLink Communications, Inc. Between 1985 and 1997, Mr. Lidsky was employed by Norstan, Inc., most recently as Executive Vice President of Strategy and Business Development.

        Brent G. Blackey was elected as a director in April 2006. Since 2004, Mr. Blackey has served as President and Chief Operating Officer for Holiday Companies Inc. Between 2002 and 2004 Mr. Blackey was a Senior Partner at the accounting firm of Ernst & Young LLP. Prior to 2002, Mr. Blackey served most recently as a Senior Partner at the accounting firm of Arthur Andersen LLP.

Mr. Blackey serves on the Board of Directors of Cardiovascular Systems, Inc. In addition, Mr. Blackey serves on the University of Minnesota, Carlson School of Management Board of Overseers.

        Margaret A. Loftus was elected as a director in June 1998. Since 2005, Ms. Loftus has served as an independent consultant. Between 1989 and 2005, Ms. Loftus was an owner of Loftus Brown-Wescott, Inc., a business consulting firm, which she co-founded in 1989. Between 1976 and 1989, she was employed by Cray Research, Inc., most recently as Vice President of Software. Ms. Loftus serves on the Board of Directors for Proto Labs, Inc. and, until 2008, served on the Board of Directors for Analysts International Corporation. She currently serves on the Board of Directors for several private technology companies.

        J. Patrick O'Halloran was elected as a director in August 2006. Since June 2010 he has been the Chairman of Entiera, LLC. Between January 2005 and June 2010, Mr. O'Halloran served as the Chief Executive Officer for Entiera, LLC. Between 1983 and 2004, Mr. O'Halloran served in a range of senior, international management positions at Accenture Ltd., most recently as Partner in charge of Accenture's Customer Insight organization.

        James E. Ousley was elected as a director in June 1998 and was elected as our Vice Chairman of the Board in February 2011. Currently, Mr. Ousley is serving as the Chief Executive Officer of Savvis, Inc., a business unit of CenturyLink, Inc. From 2009 to 2011 Mr. Ousley served as Chairman and CEO of Savvis, Inc., which was acquired by CenturyLink. Between 2002 and 2004, Mr. Ousley was President and Chief Executive Officer of Vytek Wireless Inc., which was acquired by Calamp, Inc. From 1999 to 2001, he served as President and Chairman of Syntegra (USA), a division of British Telecommunications plc. From 1991 to 1999, Mr. Ousley was President and Chief Executive Officer of Control Data Systems, which was acquired by British Telecommunications in August 1999. From 1968 to 1991, he held various sales and executive management positions with Control Data Corporation. Mr. Ousley currently serves on the Board of Directors of Icelero, Inc. and Pacnet, Inc. In addition, he previously served on the Board of Directors of Savvis, Inc., Actividentity Corporation, and Bell Microproducts Inc.

        Robert M. Price was elected as a director in June 1998 and served as our Chairman of the Board between June 1998 and December 2005. Mr. Price has been President of PSV, Inc. since 1990. Between 1961 and 1990, he served in various executive positions, including as Chairman and Chief Executive Officer, with Control Data Corporation. From 1991 to 2005, Mr. Price was a Senior Advisor and Professor at the Fuqua School of Business at Duke University, and is now Adjunct Professor of the Pratt School of Engineering at Duke University. Mr. Price is Mr. Meland's father-in-law. In the last five years, Mr. Price has served on the Board of Directors of Affinity Technology Group, Inc. and PNM Resources, Inc. Mr. Price also serves on the Board of Directors of National Center for Social Entrepreneurs.

CORPORATE GOVERNANCE

Corporate Governance

        Our Board of Directors is elected by the shareholders to govern our business and affairs. The Board selects the senior management team, which is charged with conducting our business. Having selected the senior management team, the Board acts as an advisor to senior management and monitors its performance. The Board reviews our strategies, financial objectives and operating plans. It also plans for management succession of senior management positions and oversees our compliance efforts. Members of the Board stay informed of our business by participating in regularly scheduled Board and committee meetings, through discussions with the Chief Executive Officer and other members of management and staff, and by reviewing other materials provided to them.

Board of Directors Meeting Attendance

        During 2011, our Board of Directors met seven times. Each director attended 100% of board meetings and at least 75% of any committee meetings on which the director is a member. We encourage all Board members to attend our Annual Meeting of Shareholders and each attended our Annual Meeting of Shareholders held in May 2011.

Director Independence

        Our Board of Directors reviews the independence of each director. During this review, our Board considers transactions and relationships between each director (and their immediate family and affiliates) and us, as well as our management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent.

        In February 2012, our Board conducted an annual review of director independence and determined that no transactions or relationships existed that would disqualify any of our directors under applicable rules and listing standards of the NASDAQ Global Market or require disclosure under Securities and Exchange Commission ("SEC") rules, with the exception of Mr. Lidsky who is our Chief Executive Officer.

        Based on a review of information provided by the directors and other information we reviewed, our Board concluded that none of our other non-employee directors have any relationship with us other than as a director or shareholder. Based upon that finding, our Board of Directors determined that Messrs. Blackey, Meland, O'Halloran, Ousley, and Price and Ms. Loftus are "independent."

Board Leadership Structure

        Our Board is led by our independent and non-executive Chairman, Mr. Meland, and by our independent Vice Chairman, Mr. Ousley. Mr. Meland, as Chairman, has the responsibility to call and chair Board meetings, chairs our annual meeting, has primary responsibility in setting Board agendas in collaboration with our Vice Chairman and Chief Executive Officer, and has the ability to represent us with external stakeholders if approved by our Board. Mr. Ousley, as Vice Chairman, has the primary responsibility to seek input from other independent directors, facilitate discussions among the independent directors, and communicate such view points to our Chief Executive Officer. We believe that this leadership structure enhances the functionality of the Board, strengthens communications between the Board and our Chief Executive Officer, and strengthens the Board's independence from management. In addition, this structure allows our Chief Executive Officer, Mr. Lidsky, to focus his efforts on running our business and managing us in the best interests of our shareholders, while we are able to benefit from Mr. Meland's extensive and long-term knowledge of us and Mr. Ousley's prior experiences with other public company boards.

Board Oversight of Risk

        Management is responsible for our day-to-day risk management activities, and our Board's role is to engage in informed risk oversight. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. There are a number of ways our Board performs this function, including the following:

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  at its regularly scheduled meetings, the Board receives management updates on our business operations, financial results and strategy and discusses risks related to the business; and

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  through management updates and committee reports, the Board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks being managed by the Company.

Committees of Our Board of Directors

        Our Board of Directors has established an Audit Committee, a Compensation Committee, a Governance Committee and a Merger and Acquisition Committee. All members of the Audit Committee, Compensation Committee and Governance Committee meet the definition of "independent," as set forth in the listing standards of the NASDAQ Global Market.

        Audit Committee.    The functions of the Audit Committee are to monitor (i) the integrity of our financial statements and the adequacy of our internal controls, (ii) the qualifications, independence and performance of our independent registered public accounting firm, and (iii) our compliance with certain legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. The Audit Committee also discusses with management and our independent registered public accounting firm any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting. The Audit Committee also pre-approves all audit and non-audit services performed by our independent registered public accounting firm. The purpose and responsibilities of our Audit Committee are set forth in more detail in the Audit Committee Charter.

        The Audit Committee is composed of Messrs. Blackey (Chairman), O'Halloran and Ousley. The Board of Directors has determined that each of the Audit Committee members meet the current independence and experience requirements of the NASDAQ Global Market and the applicable rules and regulations of the SEC. Additionally, the Board has determined that Mr. Blackey is an "Audit Committee financial expert" under the rules and regulations of the SEC.

        The Audit Committee is required to meet at least two times annually and held four meetings during 2011. A report of the Audit Committee is set forth below in this proxy statement.

        Compensation Committee.    The Compensation Committee is responsible for establishing compensation policy and administering the compensation programs for our executive officers. The functions of the Compensation Committee include reviewing and approving the goals and objectives relevant to compensation of our executive officers, evaluating our executive officers' performance in light of those goals and objectives and determining and approving our executive officers' compensation level based on this evaluation. Our Compensation Committee also approves and makes recommendations to our Board with respect to compensation of other key management, incentive-compensation plans and equity-based plans. The purpose and responsibilities of our Compensation Committee are set forth in more detail in the Compensation Committee Charter.

        The Compensation Committee consists of Messrs. Ousley (Chairman), Blackey and O'Halloran, all of whom the Board of Directors has determined meet the independence requirements of the NASDAQ Global Market. Our Compensation Committee held four meetings in fiscal year 2011.

        The Compensation Committee may retain outside counsel, experts and other advisors as it determines appropriate to assist in performing its functions and responsibilities. Beginning with the 2007 executive officer compensation program, the Compensation Committee has engaged the services of Frederic W. Cook & Co., Inc. (the "Consultant") as its outside compensation consultant to assist it in analyzing elements of our compensation program and determining appropriate levels of compensation and benefits for our executives. As discussed in more detail in "Compensation Discussion and Analysis," as part of this annual assessment, the Consultant compares our base salary, annual cash incentive bonuses, and long-term incentive award elements against a peer group of publicly traded companies.

        The Compensation Committee reviews the compensation of our non-employee directors on a periodic basis. Based upon its review, the Compensation Committee makes recommendations regarding the compensation paid to our non-employee directors to the Board of Directors.

        Our Compensation Committee may delegate authority to subcommittees consisting of one or more members when deemed appropriate by the Compensation Committee. The Compensation Committee may also delegate to the Chief Executive Officer the authority, within pre-existing guidelines established by the Compensation Committee and as permitted by applicable law, to approve equity compensation awards to employees, other than executive officers. Any exercise of delegated authority will be reported to the Compensation Committee at its next regularly scheduled meeting. The Compensation Committee may also delegate non-discretionary administrative authority under our compensation and benefit plans in its discretion and consistent with any limitations specified in the applicable plans.

        Governance Committee.    The Governance Committee consists of Ms. Loftus (Chairwoman) and Messrs. Blackey and Price. This committee must have at least three members, a majority of which meet the independence requirements of the NASDAQ Global Market. Our Board of Directors has determined that Ms. Loftus and Messrs. Blackey and Price meet the independence requirements of the NASDAQ Global Market. The Governance Committee is responsible for identifying individuals qualified to become members of our Board and overseeing our corporate governance principles. Additionally, if all committee members are independent, the Governance Committee acts as a Nominating Committee to present and recommend nominees to the Board. The purpose and responsibilities of our Governance Committee are set forth in detail in the Governance Committee Charter. Our Governance Committee held two meetings in fiscal year 2011.

        Merger and Acquisition Committee.    Our Board of Directors established a Merger and Acquisition Committee in November 2008 pursuant to a written charter. The Merger and Acquisition Committee Charter requires that the committee be comprised of at least two members who are Board members. However, no member is required to meet the independence requirements of the NASDAQ Global Market or SEC rules. The primary purpose of the Merger and Acquisition Committee is to investigate acquisition candidates and divestiture opportunities, to review our acquisition and divestiture strategies with management and our Board and to recommend acquisition and divestiture strategies and acquisition candidates to the Board, as appropriate.

        The Merger and Acquisition Committee consists of Messrs. Lidsky (Chairman), Ousley and Meland. Our Merger and Acquisition Committee held five meetings in fiscal year 2011.

Director Nominations

        Our formal nominations process is included in our Governance Committee Charter, which provides that if all the Governance Committee members are independent, the Governance Committee acts as a Nominating Committee and recommends to the Board for approval director nominees, the annual slate of directors for election by the shareholders and candidates to be appointed by the Board to fill Board vacancies. If all Governance Committee members are not independent, the Governance Committee shall instead present to our independent directors for their consideration and potential nomination prospective director nominees, the prospective annual slate of directors and prospective candidates to be appointed by the Board to fill vacancies on the Board.

        All director-nominees up for election at the 2012 Annual Meeting of Shareholders have been recommended for approval by our Governance Committee to our Board and approved as our director-nominees by our Board. All such director-nominees are standing for election.

Director Nominee Qualifications

        There are no formal, specific minimum qualifications to be met by director nominees to be considered a candidate, whether recommended by our Governance Committee, independent directors or shareholders. None of the Governance Committee, our independent directors, or our Board has any special policy for the consideration of diversity in identifying nominees for directors.

        The Board of Directors expects that our independent members, or any Nominating Committee, would identify and evaluate new candidates for directors based primarily on the following general criteria:

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  judgment, character, expertise, skills and knowledge useful to the oversight of our business,

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  diversity of viewpoints, backgrounds, experiences and other demographics,

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  business or other relevant experience, and

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  the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other directors will build a Board of Directors that is effective, collegial and responsive to our needs.

        The Board desires that all its members have:

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  the highest character and integrity, sound business judgment and an inquiring mind,

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  expertise that adds to the composition of the Board,

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  sufficient professional experience, education and interest in, and capacity for, understanding our operations,

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  a reputation for working constructively with others,

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  sufficient time to devote to Board matters, and

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  no conflict of interest that would interfere with performance as a director.

        The Governance Committee considers suggestions from many sources, including personal and business contacts and shareholders, regarding possible candidates for directors. The Governance Committee may, but has no current plans to, hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used in connection with this year's election and, accordingly, no fees have been paid to consultants or search firms in the past year.

        Pursuant to our bylaws, shareholders who wish to recommend individuals for consideration by our Governance Committee to become nominees for election to our Board of Directors may do so by submitting a written recommendation to our Governance Committee no later than February 9, 2013 at our principal executive offices located at 8170 Upland Circle, Chanhassen, Minnesota 55317-8589. Submissions must comply with Section 1.13 of our bylaws, which requires, among other information, a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual's past five years of employment history, and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our Nominating Committee and to serve if elected by our Board of Directors or our shareholders, as applicable.

Code of Business Conduct and Ethics

        We adopted the Datalink Corporation Code of Conduct and Ethics Policy, a code of ethics that applies to all of our directors, officers and employees. A copy of our Code of Conduct and Ethics

Policy is available on the Corporate Governance section of the Investor Relations page on our website at www.datalink.com. We plan to disclose any substantive amendment to our Code of Conduct and Ethics Policy, or grant of any waiver therefrom applicable to our Chief Executive Officer, the Chief Financial Officer, corporate controller and other persons performing similar functions in a report on Form 8-K.

Corporate Governance Documents Available on Our Website

        Copies of our Audit Committee Charter, Compensation Committee Charter, Governance Committee Charter and our Code of Conduct and Ethics Policy are available on the Corporate Governance section of the Investor Relations page of our website at www.datalink.com. In addition, any shareholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing us at our principal executive offices located at 8170 Upland Circle, Chanhassen, Minnesota 55317-8589, Attention: Corporate Secretary.

Shareholder Communications with the Board of Directors

        We do not have a formal policy by which shareholders may communicate directly with directors, but any shareholder who wishes to send communications to the Board of Directors should deliver such communications to the attention of the Chairman of the Board at our principal executive offices located at 8170 Upland Circle, Chanhassen, Minnesota 55317-8589. The Chairman will relay to the full Board of Directors all shareholder communications he receives that are addressed to the Board of Directors.

 DIRECTOR COMPENSATION

        The following table shows, for each of our non-employee directors, information concerning annual compensation earned for services in all capacities during the fiscal year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Stock Awards ($)(2)	Total ($)
Brent G. Blackey	52,500	—	42,615	95,115
Margaret A. Loftus	43,500	—	42,615	86,115
Greg R. Meland	55,500	—	42,615	98,115
J. Patrick O'Halloran	43,500	—	42,615	86,115
James E. Ousley	67,500	—	42,615	110,115
Robert M. Price	33,500	—	46,617	80,117

(1)
The aggregate number of total stock options outstanding as of December 31, 2011 for Mr. Blackey is 1,200, for Ms. Loftus is 65,750, for Mr. Ousley is 20,350 and for Mr. Price is 18,000. There are no stock options outstanding to Messrs. Meland or O'Halloran.

(2)
Values expressed represent the aggregate grant date fair value of stock awards granted during 2011 computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718 as discussed under Note 1 ("Summary of Significant Accounting Policies—Stock Compensation Plans") and Note 9 ("Stockholders' Equity—Restricted Stock Granted under our 2011 Plan, 2009 Plan, and Director Plan") to our financial statements for the fiscal year ended December 31, 2011. The aggregate number of outstanding shares of stock awarded as of December 31, 2011 to Mr. Blackey is 35,055 shares, to Ms. Loftus is 28,881 shares, to Mr. Meland is 24,750 shares, to Mr. O'Halloran is 26,625 shares, to Mr. Ousley is 27,750 shares and to Mr. Price is 34,646 shares.

        Our officers who are also directors do not receive additional compensation for their service as directors. Effective May 12, 2011, our non-employee directors receive the following:

  •
  an annual retainer of $25,000 and 6,000 shares of restricted stock,

  •
  a fee of $1,500 for attendance at meetings of the Board of Directors,

  •
  a fee of $1,000 for member attendance at a committee meeting,

  •
  an annual retainer of $6,000 for each non-employee director acting as a chairperson for a committee, and

  •
  an annual retainer of $15,000 for each person serving as the Vice Chairman and Non-Executive Chairman.

        We do not provide any form of incentive compensation or other form of stock-based or cash-based compensation or perquisites to our directors except as set forth above, although we do reimburse directors for reasonable expenses incurred in connection with out-of-town travel costs, lodging and other related expenses to and from Board meetings.

        We pay one-quarter of the annual retainers and attendance fees in arrears at the end of each calendar quarter. We issue the annual stock grants on June 30 of each year and they vest one-quarter upon issuance and one-quarter on the following September 30, December 31, and March 31, respectively, provided that the director is still a member of the Board on that date. We prorate the annual share cash retainers for any departing or new directors during the applicable quarter.

        Prior to May 12, 2011, the date the 2011 Plan (as defined below) was approved by our shareholders, the Director Plan (as defined below) allowed our directors to elect to receive their attendance fees in cash instead of stock. Under the Director Plan, unless a timely election was made in accordance with the Director Plan to receive attendance fees in cash, such amounts were paid in shares of our common stock. Shares were issued at the end of each calendar quarter in an amount equal to (x) the total cash amount payable for attendance fees for such calendar quarter divided by (y) the fair market value of our common stock on the last day of such calendar quarter, rounded the next highest whole share. Shares are restricted shares within the meaning of Rule 144 under the Securities Act of 1933, as amended. Mr. Price was the only director that did not elect to receive attendance fees in cash, therefore, he received shares of our restricted common stock for his service from January 1, 2011 through May 11, 2011. Our 2011 Plan does not provide this option to our directors.

        No changes to our non-employee director compensation has been made since May 12, 2011.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

 PROPOSAL NUMBER TWO
Advisory Vote to Approve Executive Officer Compensation

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") added section 14A to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), which requires that we provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in detail under the heading "Compensation Discussion and Analysis," and in other related tables and disclosures in this proxy statement.

        As described in our Compensation Discussion and Analysis, our executive officer compensation policies and decisions are designed to attract, motivate and retain a highly capable and performance-focused executive team; promote a culture of employee owners whose financial interests are aligned with those of our shareholders; pay for performance such that total compensation reflects the individual performance of our executives and our relative performance; promote equity emphasis by tying executive officer compensation to the long-term enhancement of shareholder value; and take into account the potential stock dilution, cash flow, tax and reported earnings implications of the amount and types of executive officer compensation provided, consistent with the other objectives of our executive officer compensation program.

        To achieve these objectives, the Compensation Committee has designed and implemented an executive officer compensation program for executive officers consisting of a mix of the following items:

  •
  we make annual cash compensation decisions based on assessment of the Company's performance against measurable financial goals;

  •
  we emphasize long-term compensation equity awards with a three-year vesting period to further emphasize long-term performance and executive officer commitment;

  •
  we have a compensation risk assessment process to determine that our incentive compensation programs are not reasonably likely to create a material risk to the Company; and

  •
  the Compensation Committee regularly engages third-party consultants to compile and analyze peer group information and assist in making decisions about executive officer compensation, equity-based and other incentive compensation plans and other compensation-related matters.

        This advisory vote gives our shareholders the opportunity to express their views on the compensation paid to our executive officers. Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and will consider the vote when addressing executive officer compensation in the future. As a result, we are presenting this proposal which gives you as a shareholder the opportunity to approve our executive officer compensation as disclosed in this proxy statement by voting for or against the following resolution.

        RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the Company's executive officers as disclosed in the Company's proxy statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Tables and the other related tables and disclosures.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT.

 PROPOSAL NUMBER THREE
Advisory Vote on the Frequency of the Advisory Vote to Approve our Executive
Officer Compensation

        Section 14A of the Exchange Act also requires that we provide our shareholders with the opportunity to vote, on an advisory (non-binding) basis, as to whether the non-binding advisory vote to approve our executive officer compensation should occur every one, two, or three years. Because your vote is advisory, it will not be binding upon outcome of the vote when deciding the frequency of the non-binding advisory vote on our executive officer compensation in the future.

        After careful consideration, our Board has determined that an advisory vote to approve the compensation provided to our executive officers once every three years would be the best approach based on a number of considerations, including, among other things, the following:

  •
  we believe that a triennial vote will give our shareholders the opportunity to more fully assess the success or failure of our long-term compensation strategies and the related business outcomes with the hindsight of three years of corporate performance; and

  •
  a three-year vote cycle allows sufficient time for our Board to review and respond to shareholders' views on executive officer compensation and to implement changes, if necessary, to our executive officer compensation program.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting on the resolution set forth below. While we believe our recommendation that an advisory vote on executive officer compensation once every three years is appropriate at this time, we may determine that a different frequency is appropriate, either in response to the vote of our shareholders on this proposal or for other reasons.

        RESOLVED, that the Company's shareholders determine, on an advisory basis, whether the preferred frequency with which to hold a non-binding shareholder vote to approve the compensation of the executive officers, as set forth in the Company's proxy statement, should be every year, every two years, or every three years.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY FOR WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS.

 PROPOSAL NUMBER FOUR
Amendment to the Datalink Corporation 2011 Incentive Compensation Plan

        Our Board, upon recommendation of the Compensation Committee of the Board, approved the amendment of the Datalink Corporation 2011 Incentive Compensation Plan (the "2011 Plan") to be effective upon shareholder approval at the Annual Meeting of Shareholders. The amended 2011 Plan increases the number of shares available under the 2011 Plan from 1,053,943 shares to 1,553,943 shares. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted FOR the amendment to the 2011 Plan.

Background

        On February 15, 2011, our Board of Directors adopted the 2011 Plan and our shareholders approved the 2011 Plan at our 2011 Annual Meeting of Shareholders. The purposes of the 2011 Plan are to attract and retain the best available personnel for positions of responsibility with us, provide additional incentives to them and align their interests with those of our shareholders and promote our long-term business success. Due to the approval of the 2011 Plan by our shareholders, no further awards can be made under our existing 2009 Incentive Compensation Plan (the "2009 Plan") or 2000 Director Stock Option Plan (the "Director Plan").

        On February 15, 2012, upon recommendation of the Compensation Committee, the Board of Directors adopted an amendment to the 2011 Plan to increase the number of shares of common stock that may be issued thereunder from 1,053,943 shares to 1,553,943 shares. This is the only amendment to the 2011 Plan for consideration by our shareholders at this Annual Meeting of Shareholders. Shareholder approval of the increase in the number of shares available for grant under the 2011 Plan is necessary in order for us to meet the shareholder approval requirements of the NASDAQ Stock Market.

        The 2011 Plan authorizes the issuance of 750,000 shares of our common stock, plus the number of shares that were available for future grants under the 2009 Plan on May 12, 2011 (the date our shareholders approved the 2011 Plan). On May 12, 2011, there were 303,943 shares available for issuance under the 2009 Plan. Therefore, the total shares authorized for issuance under the 2011 Plan was 1,053,943 shares. As of March 15, 2012, a total of 525,642 shares remained available for future awards under the 2011 Plan. The closing price of our stock on the NASDAQ Global Market on March 15, 2012 was $8.75 per share. The market value of the additional 500,000 shares available for issuance under the 2011 Plan, if this Proposal is approved by our shareholders, was $4,375,000 as of March 15, 2012.

        The following is a summary of the material features of the 2011 Plan and is qualified in its entirety by reference to the 2011 Plan, a copy of which is available as Appendix A to this proxy statement.

Administration of Plan

        Our Compensation Committee administers the 2011 Plan except with respect to awards to our non-employee directors. Those awards are administered by our Board of Directors. The Compensation Committee has the power and authority to, among other things: (i) determine when and to whom awards will be granted, (ii) grant awards, (iii) cancel or suspend an award or the exercisability of an award, acceleration of vesting or extending the exercise period of an award, or otherwise amending the terms under any outstanding award, (iv) determine the type, amount, terms, conditions, performance criteria, restrictions and other provisions of awards, (v) establish, amend, suspend or waive any rules for the proper administration of the 2011 Plan, and (vi) take any other action and make all other determinations that may be necessary or advisable for the administration of the 2011 Plan. Any action of the Compensation Committee with respect to the 2011 Plan is final, conclusive and binding. The Compensation Committee may delegate any of its authority under the 2011 Plan to any of its members or, to the extent permitted by law, to one or more of our executive officers with respect to awards to persons who are not subject to Section 16 of the Exchange Act.

        Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2011 Plan prohibits the Compensation Committee from repricing any outstanding "underwater" option or stock appreciation right without prior approval of our shareholders. For these purposes, "repricing" includes amending the terms of an underwater option or stock appreciation right to lower the exercise price, canceling an underwater option or stock appreciation right and granting in exchange replacement options or stock appreciation rights having a lower exercise price or other forms of awards or repurchasing the underwater option or stock appreciation right.

Shares Available Under the Plan

        Currently, a maximum of 1,053,943 shares of our common stock are available for issuance under the 2011 Plan. The shares of common stock covered by the 2011 Plan are authorized but unissued shares. The aggregate number of shares subject to options and stock appreciation rights granted during any calendar year to any one participant under the 2011 Plan may not exceed 250,000 shares. If the amendment of the 2011 Plan is approved by our shareholders, the total number of shares available for distribution under the 2011 Plan will increase by 500,000 shares to 1,553,943 shares.

        Any shares of common stock subject to an award under the 2011 Plan, or to an award under the 2009 Plan that was outstanding on May 12, 2011 (the date our shareholders approved the 2011 Plan), that expires, is forfeited, is settled in cash or otherwise terminates without the issuance of all or a portion of the shares subject to the award (including as a result of the share settlement of a stock appreciation right) will, to the extent of such expiration, forfeiture, settlement or non-issuance, automatically again become available for issuance under the 2011 Plan. In addition, any previously issued shares that are tendered or any shares under an award that are withheld to pay all or a portion of the exercise price or to satisfy a tax withholding obligation in connection with any award will again be available for granting awards under the 2011 Plan.

        Awards granted under the 2011 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by our Company or any of its subsidiaries (referred to as "substitute awards") will not reduce the number of shares of common stock authorized for issuance under the 2011 Plan. Additionally, if a company acquired by our Company or any of its subsidiaries has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2011 Plan and will not reduce the shares authorized for issuance under the 2011 Plan, but only if the awards are made to individuals who were not employed by or providing services to our Company or any of its subsidiaries immediately prior to such acquisition.

Eligibility

        Our employees, non-employee directors and consultants are eligible to participate in the 2011 Plan. As of March 15, 2012, approximately 390 employees, all of our non-employee directors and no consultants were eligible to participate.

Types of Awards

        Awards under the 2011 Plan may consist of options (non-qualified and incentive stock options), stock appreciation rights or SARs, restricted stock, stock units, performance units, incentive awards and other stock-based awards as determined by the Compensation Committee. The terms and conditions of each award are set forth in an award agreement. Awards may be granted alone or in combination or tandem with, or in substitution for, other awards. The Compensation Committee will determine all terms and conditions of awards intended to comply with the performance-based exception from tax deductibility limitations of Section 162(m) of the Internal Revenue Code (the "Code"). However, all awards, other than options and SARS, that vest solely as the result of the passage of time and continued service by the participant shall be subject to a vesting period of not less than three years from the applicable grant date (but permitting pro rata vesting over such vesting period); and all awards, other than options and SARS, whose vesting are subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. These minimum vesting periods will not, however, apply (i) to annual awards to non-employee directors; (ii) to awards involving an aggregate number of shares not in excess of 10% of the number of shares available for awards; (iii) upon a change in control; (iv) to termination of service due to death or disability; and (v) to a substitute award that does not reduce the vesting period of the award being replaced.

        Options.    Options may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting and exercisability conditions, set by the Compensation Committee (and incentive stock options are subject to further statutory restrictions as set forth in Section 422 of the Code). The exercise price to be paid at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. "Fair market value" under the 2011 Plan as of any date means the closing sale price for a share of common stock on the NASDAQ Stock Market on that date.

        The exercise price of an option will be paid by a participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to the Company (or attestation as to ownership) of shares of common stock already owned by the participant or (iii) by a "net exercise" of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by the Company. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

        Stock Appreciation Rights.    SARs may be granted alone or in conjunction with other awards. A SAR granted under the 2011 Plan entitles the holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of our common stock over a specified exercise price set by the Compensation Committee that shall not be less than 100% of the fair market value of a share on the grant date (unless the SAR is granted as a substitute award as described earlier). Payment of an SAR upon exercise may be made by the Company in cash, shares of our common stock, or a combination thereof as determined by the Compensation Committee. A SAR will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee.

        Restricted Stock Awards.    A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary or division of the Company) satisfy specified performance criteria.

        Unless otherwise specified by the Compensation Committee, a participant who receives a restricted stock award is entitled to vote and receive any regular cash dividends on the unvested shares, except that regular cash dividends paid on restricted shares whose vesting is subject to performance conditions will be subject to the same restrictions as the underlying shares. Any dividends other than regular cash dividends or distributions paid with respect to unvested restricted shares will also be subject to the same restrictions as the underlying shares unless the Compensation Committee determines otherwise.

        Stock Unit Awards.    A stock unit award is a right to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2011 Plan, as may be determined by the Compensation Committee.

        A participant who receives a stock unit award will not have any voting rights as a shareholder unless and until shares are issued in settlement of the units. Dividend equivalents may be paid on stock units in the Compensation Committee's discretion, but any dividend equivalents paid on stock units whose vesting is subject to performance conditions will be subject to the same restrictions as the underlying units.

        Performance Units.    A performance unit represents the right to receive a payment in cash, shares of common stock (which may be restricted), stock units or a combination thereof conditioned upon the achievement of performance goals specified by the Compensation Committee. The level of achievement of such performance goals determines the number and/or value of performance units that will vest and be paid to a participant. The Compensation Committee will determine the number and terms of all performance units, including the performance goals and performance period during which such goals must be met.

        Incentive Awards.    An incentive award is a performance bonus that may be granted to any participant, the payment of which shall be subject to the level of achievement of applicable performance goals over a specified performance period. The Compensation Committee will determine the amounts and terms of all incentive awards. Incentive awards may be paid in cash or in the form of any other award authorized under the 2011 Plan, in the Compensation Committee's discretion.

        Other Stock-Based Awards.    The Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in common stock under the 2011 Plan. The Compensation Committee has complete discretion in determining the terms and conditions of such awards.

Performance-Based Compensation

        The Compensation Committee may grant restricted stock, stock unit, performance unit, incentive and other stock-based awards under the 2011 Plan to employees who are or may be "covered employees," as defined in Section 162(m) of the Code, that are intended to be "performance-based compensation" within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Such awards that are denominated in shares or share equivalents made to any participant during a calendar year may not exceed 200,000 shares, and such awards denominated in cash that are granted to any participant during a calendar year may not involve a maximum amount payable in excess of $1,500,000 multiplied by the number of full or partial years in the applicable performance period. Under current Internal Revenue Service interpretations, "covered employees" of a company are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the Company at a year end. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied. Options and SARs granted under the 2011 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

        The objective performance goals set by the Compensation Committee for awards (other than options and SARs) designed to qualify as "performance-based compensation" for Section 162(m) purposes must be based on one or more of the following measures:

  •
  earnings before any one or more of interest, taxes, depreciation or amortization;

  •
  margins (including, but not limited to, one or more of gross, operating and net earnings margins);

  •
  net income or loss;

  •
  operating profit;

  •
  growth or rate of growth in cash flow;

  •
  cash flow provided by operations;

  •
  free cash flow;

  •
  gross revenues;

  •
  reductions in expense levels, operating and maintenance cost management and employee productivity;

  •
  shareholder returns and return measures (including return on assets, investments, invested capital, equity or gross sales);

  •
  growth or rate of growth in return measures;

  •
  share price (including growth measures and total shareholder return or attainment by the shares of a specified value for a specified period of time);

  •
  net economic value;

  •
  economic value added;

  •
  aggregate product unit and pricing targets;

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures;

  •
  achievement of business or operational goals such as market share and/or business development;

  •
  achievement of diversity objectives;

  •
  results of customer satisfaction surveys; and/or

  •
  debt ratings, debt leverage and debt service.

        The Compensation Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon corporate, group, unit, division, subsidiary or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods or by relative comparison to the performance of other companies or other external measures. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Compensation Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Change in Control

        If a change in control of our Company that involves a corporate transaction occurs, then the consequences will be as described in this paragraph unless the Compensation Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by the surviving or successor entity in connection with such corporate transaction, and if within one year after the corporate transaction a participant's employment or other service is involuntarily terminated without cause, then (i) each of the participant's outstanding options and SARs will become exercisable in full and remain exercisable for one year, and (ii) any other form of outstanding award granted to the participant will fully vest. If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then the Compensation Committee may provide that (i) any outstanding options and SARs will become fully exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction and (ii) any other awards will fully vest immediately prior to the effective time of the corporate transaction. Alternatively, the Compensation Committee may elect to terminate awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such corporate transaction (which may be the fair market value of the consideration to be received in the corporate transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

        If a change in control of our Company that does not involve a corporate transaction occurs, the Compensation Committee may provide that (i) any award will become fully vested and exercisable upon the change in control or upon the involuntary termination of the participant without cause within one year of the change in control, (ii) any option or SAR will remain exercisable during all or some portion of its remaining term, or (iii) awards will be canceled in exchange for payments in a similar manner as described above with respect to a change in control involving a corporate transaction.

        For purposes of the 2011 Plan, the following terms have the meanings indicated:

  •
  A "change in control" of the Company generally occurs if (unless defined differently in an agreement between our Company and a participant) (i) a person or group acquires 50% or more of our Company's outstanding voting power, (ii) certain changes occur in the composition of our Board of Directors, or (iii) a corporate transaction is consummated (unless our Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of our Company or the surviving entity immediately after the transaction).

  •
  "Cause" for termination means, unless defined differently in an agreement between our Company and the participant, (i) a material breach by the participant of any agreement with our Company or any subsidiary, (ii) an act of dishonesty resulting in personal enrichment at the expense of our company, (iii) persistent failure to satisfactorily perform duties, (iv) any failure to materially conform to our business conduct or ethics code or (v) material violation of any law, rule, regulation, court order or regulatory directive.

  •
  A "corporate transaction" means (i) a sale or disposition of all or substantially all of the assets of the Company or (ii) a merger, consolidation, share exchange or similar transaction involving the Company regardless of whether the Company is the surviving corporation.

Effect of Termination of Employment

        If a participant ceases to be employed by or provide other services for our Company and all subsidiaries, awards under the 2011 Plan then held by the participant will be treated as set forth below unless provided otherwise in the applicable award agreement.

  •
  Upon termination for cause, all unexercised options and SARs and all unvested portions of any other outstanding awards shall be immediately forfeited.

  •
  Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards shall be immediately forfeited.

  •
  Upon termination for any reason other than cause, death or disability, the currently vested and exercisable portions of options and SARs may be exercised for three months after such termination.

  •
  Upon termination due to death or disability, the currently vested and exercisable portions of options and SARs may be exercised for one year after such termination.

Amendment and Termination

        The 2011 Plan will continue until May 11, 2021, after which no awards may be issued under the plan. However, our Board may at any time amend, suspend or terminate the 2011 Plan without the approval of shareholders, except that no amendment may be made without shareholder approval if such approval is required to satisfy any applicable federal or state law or NASDAQ Stock Market rules. Shareholder approval would be required for any amendment that seeks to modify the prohibition on underwater option re-pricing discussed above.

        Termination, suspension or amendment of the 2011 Plan, or any amendment of an award agreement, may not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

Transferability

        In general, no right or interest in any award under the 2011 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant's family member or pursuant to a qualified domestic relations order.

Adjustments

        If certain transactions with the Company's shareholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as "equity restructurings"), the Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2011 Plan, (ii) outstanding awards as to the class, number of shares and price per share and (iii) award limitations prescribed by the 2011 Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Compensation Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2011 Plan, the Compensation Committee will make such adjustments as it may deem equitable.

U.S. Federal Income Tax Consequences

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the 2011 Plan.

        Non-Statutory Options.    If a participant is granted a non-statutory option under the 2011 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

        Incentive Stock Options.    If a participant is granted an incentive stock option under the 2011 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-statutory options will apply.

        Other Awards.    The current federal income tax consequences of other awards authorized under the 2011 Plan generally follow certain basic patterns. SARs are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit and other awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

        Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as "performance-based compensation." The 2011 Plan is designed to meet the requirements of Section 162(m), but awards other than options and SARs granted under the 2011 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established performance goals.

        Section 409A of the Code.    The foregoing discussion of tax consequences of awards under the 2011 Plan assumes that the award discussed is either not considered a "deferred compensation arrangement" subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed "deferred," would be required to pay an additional 20% income tax and would be required to pay interest on the tax that would have been paid but for the deferral. We intend to administer the 2011 Plan in a manner compliant with Section 409A.

New Plan Benefits

        The Compensation Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2011 Plan, as amended. Thus, it is not possible to determine the benefits or amounts that will be received or allocated to eligible participants under the 2011 Plan if the amendment to the 2011 Plan was approved by our shareholders.

        Since the benefits and amounts to be received under the 2011 Plan, as amended, are not determinable, the following table sets forth information regarding equity-based awards granted under our 2009 Plan and 2011 Plan, as the case may be, during the fiscal year ended December 31, 2011 as illustrative of current grant practices with respect to equity-based awards.

Name of Individual or Group	Number of Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares of Restricted Stock (#)	Dollar Value of Restricted Stock ($)
Paul F. Lidsky	—	$—	115,000	$673,900
M. Shawn O'Grady	—	$—	43,000	$251,980
Gregory T. Barnum	—	$—	51,000	$298,860
All executive officers, as a group	—	$—	209,000	$1,224,740
All directors who are not executive officers, as a group	—	$—	45,608	$322,251
All employees who are not executive officers, as a group	—	$—	355,000	$2,792,600

Equity Compensation Plan Information at Fiscal Year Ended December 31, 2011

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	667,382	$3.52	689,727
Equity compensation plans not approved by security holders	—	—	—

Totals	667,382	$3.52	689,727

(1)
These equity compensation plans consist of our 1999, 2009 and 2011 Incentive Compensation Plans and our 2000 Director Stock Option Plan, each as amended.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE DATALINK CORPORATION 2011 INCENTIVE COMPENSATION PLAN.

 PROPOSAL NUMBER FIVE
Ratification of Independent Registered Public Accountants

        Our Audit Committee has designated McGladrey & Pullen, LLP to be our independent registered public accountants for the year ending December 31, 2012. Our Board of Directors will offer a resolution at our Annual Meeting of Shareholders to ratify this designation. McGladrey & Pullen, LLP has served as our independent registered public accountants since December 2004. Our organizational documents do not require that our shareholders ratify the selection of McGladrey & Pullen, LLP as our independent registered public accountants. We are doing so because our Board of Directors believes it is a matter of good corporate practice. If our shareholders do not ratify the selection, our Audit Committee will reconsider whether or not to retain McGladrey & Pullen, LLP, but still may retain them. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

        We anticipate that representatives of McGladrey & Pullen, LLP will be present at the meeting to respond to appropriate questions and, if they desire, to make a statement.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2012.

 AUDITING MATTERS

Audit Committee Report

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to our accounting, reporting practices and the quality and integrity of our financial reports and our other publicly disseminated financial information. In this context, the Audit Committee has met with management (including the Chief Executive Officer and Chief Financial Officer) and McGladrey & Pullen, LLP, our independent registered public accounting firm. With respect to independence, the Audit Committee has determined that all of its members are independent within the meaning of NASDAQ Global Market rules.

        The Audit Committee held four meetings with McGladrey & Pullen, LLP, both in the presence of management and privately. The Audit Committee discussed the overall scope and plans for McGladrey & Pullen, LLP's audit, the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reports.

        The Audit Committee has (i) reviewed and discussed the audited financial statements of the Company as of December 31, 2011 and for the year then ended (the "Financial Statements") with management which has represented that the Financial Statements were prepared in accordance with Generally Accepted Accounting Principles in the United States of America, (ii) discussed the Financial Statements with McGladrey & Pullen, LLP, including the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 308) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and the letter from McGladrey & Pullen, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with McGladrey & Pullen, LLP their independence. The Audit Committee has also considered whether McGladrey & Pullen, LLP's provision of non-audit services as described below under the heading "Fees" is compatible with maintaining McGladrey & Pullen, LLP's independence.

        Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion in our Annual Report on

Form 10-K for the year ended December 31, 2011 of our financial statements as audited by McGladrey & Pullen, LLP for filing with the SEC.

AUDIT COMMITTEE

Brent G. Blackey, Chairman
J. Patrick O'Halloran
James E. Ousley

Fees

        The following table presents fees for professional services rendered by McGladrey & Pullen, LLP for the audit of our financial statements for the years ended December 31, 2011 and 2010, and fees billed for other services rendered by McGladrey & Pullen, LLP during those periods:

Description of Fees	Fiscal Year 2011	Fiscal Year 2010
Audit Fees	$318,000	$243,000
Audit-Related Fees	96,000	34,000

Total Audit and Audit-Related Fees	414,000	277,000
Tax Fees	—	—

Total	$414,000	$277,000

Audit Fees

        McGladrey & Pullen, LLP's fees for audit services include fees for the audit of our 2011 and 2010 annual financial statements and the 2011 audit of our internal controls over financial reporting. Audit fees also include fees billed for professional services for the review of our financial statements included in our quarterly reports on Form 10-Q.

Audit-Related Fees

        Audit related fees primarily related to registration statement filings and audit procedures performed for acquisitions.

Tax Fees

        McGladrey & Pullen, LLP does not provide tax compliance, tax advice, tax planning or other tax related services to us.

All Other Fees

        There were no other services provided by McGladrey & Pullen, LLP not included in the captions above during 2011 or 2010.

Pre-Approval Policy

        The Audit Committee has not formally adopted a policy for pre-approval of all audit and non-audit services by McGladrey & Pullen, LLP, but it has routinely pre-approved all audit and permitted non-audit services to be performed for us by our independent auditors.

 EXECUTIVE OFFICERS

        Set forth below are the names, ages and titles of the persons serving as our only executive officers:

Name	Age	Position
Paul F. Lidsky	58	President and Chief Executive Officer
Gregory T. Barnum	57	Vice President, Finance and Chief Financial Officer and Secretary
M. Shawn O'Grady	49	Executive Vice President, Field Operations

        Paul F. Lidsky was elected as a director in June 1998 and became our President and Chief Executive Officer in July 2009. Mr. Lidsky was the President and Chief Executive Officer of Calabrio, Inc. from October 2007 until July 2009 and he is currently a member of Calabrio, Inc.'s board of directors. From December 2005 until September 2007, Mr. Lidsky served as Chief Operating Officer for Spanlink Communications, Inc. Between 2003 and 2004, Mr. Lidsky was President and Chief Executive Officer of Computer Telephony Solutions. From 2002 to 2003, Mr. Lidsky was President and Chief Executive Officer of VigiLanz Corporation. From 1997 until 2002, Mr. Lidsky was the President and Chief Executive Officer of OneLink Communications, Inc. Between 1985 and 1997, Mr. Lidsky was employed by Norstan, Inc., most recently as Executive Vice President of Strategy and Business Development.

        Gregory T. Barnum became our Vice President of Finance and Chief Financial Officer in March 2006. From January 2006 until the time he became our executive officer, he was a member of our Board of Directors. Prior to joining us, he served as Vice President of Finance, Chief Financial Officer and Corporate Secretary of Computer Network Technology Corporation from 1997 until the company's acquisition by McData Corporation in 2005. Between 1992 and 1997, Mr. Barnum served as Senior Vice President of Finance and Administration, Chief Financial Officer and Corporate Secretary of Tricord Systems, Inc., an enterprise server manufacturer. Between 1988 and 1992, he was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary of Cray Computer Corporation, a development stage company engaged in the design of supercomputers. Prior to that time, Mr. Barnum served in various accounting and financial management capacities for Cray Research, Inc., a manufacturer of supercomputers.

        M. Shawn O'Grady became our Executive Vice President, Field Operations in December 2009, upon our acquisition of the reseller business of Incentra, LLC. Prior to joining us, he served Incentra, LLC and its affiliates since 2005 in various executive positions, most recently as its President and Chief Executive Officer. Incentra, LLC filed for bankruptcy protection in 2009 while Mr. O'Grady served as an officer. Prior to his employment with Incentra, Mr. O'Grady was employed by Siemens Business Services, the information technology services division of Siemens AG, since 2000 in various capacities including its Senior Vice President and Business Unit General Manager, Consulting and Integration.

 COMPENSATION DISCUSSION AND ANALYSIS

        The following compensation discussion and analysis describes our compensation objectives and policies and the compensation awarded to the following executive officers (the "Named Executive Officers") during 2011:

  •
  Paul L. Lidsky—President and Chief Executive Officer;

  •
  Gregory T. Barnum—Vice President of Finance, Chief Financial Officer and Secretary; and

  •
  M. Shawn O' Grady—Executive Vice President of Field Operations.

The Named Executive Officers were our only executive officers for the year ended December 31, 2011.

Executive Summary

        Our overall performance during 2011 exceeded the expectations we set for ourselves at the beginning of the year. In 2011 we continued to build on the data center solutions we initiated in 2010. In January 2011 the Compensation Committee reviewed and approved our operating plan for 2011 and set performance goals and compensation opportunities for our Named Executive Officers based upon such factors as the economic outlook at the beginning of 2011, as well as the Compensation Committee's underlying philosophy of paying for superior performance. Consistent with that philosophy, our 2011 executive officer compensation program included financial performance and management objectives that were considered challenging to achieve at the time they were established.

        The Compensation Committee intends that our executive officer compensation program be market competitive, fairly reflect our performance over time and align the interests of our executive officers with the interests of our shareholders. Consistent with these principles, the Compensation Committee targets base salaries, annual incentive compensation and long-term incentive compensation for our Named Executive Officers at the market median. The amount actually paid upon the completion of the performance period may be higher or lower than the target based on actual performance over the specified performance period.

        Based upon the assessment of our overall performance, combined with a review of the economic environment, competitive trends and our internal operating plans, the Compensation Committee made the following decisions regarding compensation for our Named Executive Officers:

  •
  our Chief Executive Officer received a 15.4% increase in his annual base salary in 2011 to $375,000, to bring his base salary closer to the market median and to reward him for our outstanding performance in 2010;

  •
  our Named Executive Officers, other than our Chief Executive Officer, received base salary increases for 2011 ranging from 4.8% to 5.1%, generally to maintain their base salary positions with respect to the market median;

  •
  the 2011 annual cash incentives paid to the Named Executive Officers pursuant to each Named Executive Officer's employment agreement, paid out at 130% of target as both non-GAAP revenues and non-GAAP operating income exceeded our target goals by 115% and 172%, respectively and our three operating performance goals exceed our target goals by 136%, 120% and 110%, respectively;

  •
  we granted shares of restricted stock that vest based on the achievement of a non-GAAP operating income target and over a period of three years.

Compensation Objectives and Philosophy

        The primary objective of our executive officer compensation program is to attract and retain exceptional leaders and motivate them to behave like owners. When setting executive officer compensation, we apply a consistent approach for all Named Executive Officers and intend that the combination of compensation elements closely aligns each Named Executive Officer's financial interest with those of our shareholders. The program is mainly designed to:

  1.
  attract, motivate and retain a highly capable and performance-focused executive team;

  2.
  promote a culture of employee owners whose financial interests are aligned with those of our shareholders;

  3.
  pay for performance such that total compensation reflects the individual performance of our executives and our relative performance;

  4.
  promote equity emphasis by tying executive officer compensation to the long-term enhancement of shareholder value; and

  5.
  take into account the potential stock dilution, cash flow, tax and reported earnings implications of the amount and types of executive officer compensation provided, consistent with the other objectives of this program.

        Therefore, our executive officer compensation objectives and philosophy focus on rewarding performance and promoting share ownership. This means that shareholder returns, along with corporate, business unit, and individual performance, both short-term and long-term, determine the largest portion of executive pay. The Compensation Committee generally intends to target the total compensation paid to our Named Executive Officers at the market median for comparable positions at companies within our Peer Group (as defined and discussed in more detail below).

Elements of Compensation Paid

        Total direct compensation is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of equity. In addition, we provide retirement and welfare benefits and certain perquisites to our Named Executive Officers. While we aim to pay total direct compensation at the market median of our Peer Group, we do not, however, have specific policies governing the allocation of the total direct compensation opportunity among its various components.

Base Salary

        On an annual basis, the Compensation Committee determines base salaries for our Named Executive Officers. We use base salaries to provide competitive compensation to attract and retain talented executive officers. The Compensation Committee considers the following factors in setting annual base salaries:

  •
  the individual's experience and scope of responsibility;

  •
  the individual's level of performance;

  •
  any promotions or increases in responsibility; and

  •
  competitive salaries within the market, drawing on data from our Peer Group.

        Based on these factors, for 2011, Mr. Lidsky's annual base salary for fiscal 2011 was set at $375,000. This was a $50,000 increase over his fiscal 2010 base salary. In addition to rewarding Mr. Lidsky for his role in our performance during 2010, Mr. Lidsky's base salary increased in 2011 in order to bring his base salary closer to the market median. For fiscal 2011, Mr. Barnum's base salary was set at $262,000, which was a $12,000 increase over his fiscal 2010 base salary and Mr. O'Grady's base salary was set at $289,000, which was a $14,000 increase over his fiscal 2010 base salary. The base salary increases for Messrs. Barnum and O'Grady were intended to reward them for their role in our performance during 2010.

        Using similar factors in setting the base salaries for 2012, Messrs. Lidsky, Barnum and O'Grady base salaries have been set at $425,000, $300,000, and $300,000, respectively.

Annual Cash Incentive

        We provide an annual cash incentive to our Named Executive Officers because it provides incentives to achieve annual financial and operational goals and links pay to the achievement of such goals. The annual cash incentive compensation element is provided for under each of our Named Executive Officer's employment agreements. Pursuant to those agreements, annually, the Compensation Committee determines the performance measurements that will be considered in order for our Named Executive Officers to receive an annual cash incentive bonus. For fiscal 2011, the performance measures were based on certain financial and operational goals. As discussed in more detail below, the financial goals were based on two corporate financial objectives and accounted for 75% of the annual incentive bonus opportunity (the "Corporate Performance Portion"). The remaining 25% of the annual incentive bonus opportunity was based off three operating objectives ("Operating Performance Portion").

        Target levels were set as a percentage of a Named Executive Officer's base salary. The annual incentive bonus for 2011 was targeted at 80%, 50%, and 60% of base salary for Mr. Lidsky, Mr. Barnum and Mr. O'Grady, respectively. Each Named Executive Officer was eligible to receive the target annual incentive bonus if 100% of the objectives for both the Corporate Performance Portion and Operating Performance Portion were achieved. Our Named Executive Officers could earn up to 150% of the target annual incentive bonus if 150% of the performance objectives for both the Corporate Performance Portion and Operating Performance Portion were met. If we met less than 80% of the performance objectives for both the Corporate Performance Portion and Operating Performance Portion, then our Named Executive Officers would not earn either the Corporate Performance Portion or the Operating Performance Portion. Therefore, actual payouts of the annual cash incentive bonus may be more or less than the targeted potential payout due to the degree to which the various performance objectives are achieved.

        For 2011, the Corporate Performance Portion would be earned for achievement of $318.8 million of non-GAAP net revenues and $12.8 million of non-GAAP operating income, as internally computed. For purposes of this calculation, (i) non-GAAP net revenues is our revenue adjusted by the addition of acquisition accounting adjustments and (ii) non-GAAP operating income is our operating income adjusted by the addition of certain items, including amortization expense for our intangible assets, acquisition accounting adjustments, stock based compensation amounts, integration and transaction costs, and income tax expense. In addition, both non-GAAP net revenues and non-GAAP operating income do not include the results from our acquisition of Midwave Corporation in October 2011. For 2011, we achieved $367.1 million of non-GAAP net revenues and $22.0 million of non-GAAP operating income.

        The Operating Performance Portion is based on whether: (1) we achieved $15 million in revenues in 2011 for certain products and services; (2) 40% of our account executives, who have been employed greater than 18 months, achieve their gross margin quota; and (3) the performance of a certain business unit is deemed acceptable by the Compensation Committee following review of the business in the beginning of 2012. For 2011, we achieved $17.9 million in revenues for certain products and services, 54.5% of our account executives achieved their gross margin quota, and a certain business unit's performance exceeded the Compensation Committee's expectation by 110.3%.

        Therefore, all of the performance criteria established for the Corporate Performance Portion and Operating Performance Portion of our annual cash incentive bonus were exceeded in 2011 to such an extent that our Named Executive Officers were paid an annual incentive bonus based on 130% achievement of the Corporate Performance Portion and the Operating Performance Portion. Based on this performance, Messrs. Lidsky, Barnum, and O'Grady received cash incentive bonuses of $390,000, $170,300, and $225,420, respectively.

        In 2012, instead of having both a Corporate Performance Portion and an Operating Performance Portion, the performance criteria will consist of targets of non-GAAP net revenues and non-GAAP operating income. Messrs. Lidsky, Barnum, and O'Grady target annual incentive bonus has been set at 80%, 55% and 60%, respectively, of their base salaries. The actual payout of the 2012 cash incentive bonus will continue to be subject to adjustment if 100% of the bonus target is not achieved or is exceeded.

Equity Incentive Compensation

        We believe that enabling our Named Executive Officers to develop and maintain a significant long-term ownership in the Company through grants made under our 2011 Plan aligns the interests of our Named Executive Officers with our shareholders' interests by creating a close link between executive pay and shareholder return. In support of our emphasis on significant ownership by our Named Executive Officers, the Compensation Committee offers long-term incentive opportunities that encourage ownership. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set. However, when granting equity awards, the Compensation Committee reviews and considers restricted stock grant practices by the Peer Group and the number of outstanding and previously granted equity awards. There are no specific performance factors that the Compensation Committee assesses when making long-term equity incentive awards. However, in certain instances, the vesting of such awards is dependent upon the achievement of an objective based on our non-GAAP operating income, in addition to the requirement that the Named Executive Officer be employed by us on the vesting dates.

        In 2011, Messrs. Lidsky, Barnum, and O'Grady received restricted stock awards of 115,000 shares, 51,000 shares, and 43,000 shares, respectively. In 2011, since our non-GAAP operating income was $22.0 million, we exceeded our non-GAAP operating income goal of $12.8 million. Therefore, 50% of these awards will vest if Messrs. Lidsky, Barnum, and O'Grady are employed with us on December 31, 2013. The remaining awards vest 25% on each of the second and third anniversaries of the grant, provided that the individual remains employed by us on these vesting dates.

        On February 22, 2012, Messrs. Lidsky, Barnum, and O'Grady were granted restricted stock awards of 63,700 shares, 30,800 shares, and 41,100 shares, respectively. These shares vest as follows; 50% if we achieve the non-GAAP operating income target for 2012 and the individual remains employed with us on December 31, 2013; 25% on the second anniversary of the grant and 25% on the third anniversary of the grant, provided that the individual remains employed by us on these vesting dates.

Retirement and Welfare Benefits

        We provide a full range of benefits to our Named Executive Officers, including the standard medical, dental and disability benefits available to our employees generally. We also sponsor a qualified 401(k) Plan in which our Named Executive Officers may participate on the same basis as our employees generally, and which allows participants to make plan contributions on a pre-tax basis and to which we make company-matching contributions of 50% of each employee's contributions, up to 6% of salary and subject to limitations of the Code.

        We do not maintain a defined benefit pension plan, a defined benefit supplemental pension plan, or a deferred compensation plan for our Named Executive Officers.

Perquisites

        We provide a limited number of perquisites to our Named Executive Officers, generally in an effort to remain competitive with similarly situated companies. Primarily, these perquisites consist of:

  •
  travel expenses for a company sponsored trip for employees that met certain sales goals for the year, or the President's Club;

  •
  a car allowance; and

  •
  gross ups for income tax purposes for travel expenses related to the President's Club.

Role of Compensation Committee and Executive Officer Compensation Consultant

        The Compensation Committee oversees the administration of the executive officer compensation program and determines the compensation of our Named Executive Officers. The Compensation Committee is solely composed of non-management directors, all of whom meet the independence requirements of applicable NASDAQ rules. The Compensation Committee engages the Consultant, to assist the Compensation Committee in discharging its responsibilities. The Consultant's role is to develop recommendations for the Compensation Committee related to all aspects of executive officer compensation programs. In fulfilling this role, and as discussed in more detail below, the Consultant assesses compensation programs within the Peer Group as well as reviewing certain independent surveys on executive officer compensation. In addition, the Consultant works with management to obtain information necessary to develop its recommendations regarding the compensation that should be paid to our Named Executive Officers. Once the Consultant has developed such recommendations management presents such recommendations to the Compensation Committee for its consideration.

Process for Determining Executive Officer Compensation

        Typically, the Compensation Committee reviews and adjusts total direct compensation levels annually in December of each year. This practice was utilized when establishing the elements of 2011 executive total compensation. The Compensation Committee generally intends to target total direct compensation for our Named Executive Officers at the market median for comparable positions at companies within our Peer Group.

        Our Chief Executive Officer's target total direct compensation is set by the Compensation Committee during an executive session based on the Compensation Committee's review of the competitive information prepared by the Consultant, assessment of the Chief Executive Officer's individual performance in conjunction with our financial and operating performance, and each member's good faith business judgment. The Chief Financial Officer also prepares a report for the Compensation Committee which includes a recommendation for the Chief Executive Officer's compensation.

        A recommendation for the target total direct compensation of our other Named Executive Officers is made by the Chief Executive Officer and the Chief Financial Officer after reviewing such executive's and the Company's performance in conjunction with such executive's responsibilities when compared to the competitive information prepared by the Consultant. The compensation package for each of the other Named Executive Officers is established by the Compensation Committee, taking into consideration the recommendation of the Chief Executive Officer and Chief Financial Officer, and the executive officer's individual job responsibilities, experience and overall performance.

        To facilitate this process, the Chief Financial Officer summarizes the total direct compensation for each Named Executive Officer and this information is used by the Compensation Committee when setting target total direct compensation for the Chief Executive Officer and other Named Executive Officers, including himself. The summary outlines each Named Executive Officer's annual target and actual pay as well as total accumulated pay under various individual and corporate performance scenarios, both recent and projected. The Compensation Committee meets with the Chief Executive Officer and other members of senior management, as appropriate, to discuss the application of competitive benchmarking. The Chief Executive Officer's role is to contribute input and analysis to the Compensation Committee's discussions. The Chief Executive Officer does not participate in the final determination of the amount or form of executive officer compensation but he does participate in the final recommendation (within ranges set by the Compensation Committee) of the amount and form of compensation to be paid to all other members of executive management and key managers, excluding himself.

Market Benchmarking

        We begin the annual process by reviewing each Named Executive Officer's target total direct compensation in relation to compensation provided by comparably sized companies based on operating revenues and margins as identified by independent compensation surveys conducted by Radford and Hewitt Associates, Inc. (the "Surveys"). We consider companies that average $320 million in revenue and operating margins below two percent to be comparable to us for purposes of the Surveys. We also take into account, as an additional reference point, competitive compensation data from a selected group of peer companies ("Peer Group"), specifically Computer Storage & Peripherals, IT Consulting, and Technology Distribution companies.

        The companies comprising our Peer Group included the following:

ADPT Corporation	ePlus	Overland Storage
Agilysys	GTSI	P F Sweb
Black Box	Hackett Group	Quantum
Compellent Technologies	Infologix	Tech Team Global
Digi International	Isilon Systems	Video Display Group
eLoyalty	NCI	WPCS International
Emtec

        For 2011, the components of the Surveys included base salary and target bonus for annual incentive plans similar to our annual incentive plan. The information that we received from our Consultant as to the Peer Group data for positions similar to the positions held by our current Named Executive Officers is summarized in the table below. As demonstrated on the table below, while the Compensation Committee adjusted base salary based on the Peer Group information, it targeted base salary and bonuses at the 50th percentile for Messrs. Barnum and O'Grady. In addition, for Mr. Lidsky, the Compensation Committee uses its best judgment when setting his compensation. Overall for 2011, according to a 2010 study we received from our Consultant, we pay our Named Executives Officers in the 30th percentile based on revenue growth and 55th percentile based on profit.

Named Executive Officer	Base Salary of Peer Group at 50th Percentile	Actual Base Salary for Fiscal Year 2011	Base Salary and Target Bonus of Peer Group at 50th Percentile	Actual Base Salary and Bonus for the Fiscal Year 2011
Paul F. Lidsky President and Chief Executive Officer	$519,000	$375,000 (36th percentile)	$889,000	$765,000 (43rd percentile)
Gregory T. Barnum Vice President, Finance, Chief Financial Officer and Secretary	$288,000	$262,000 (45th percentile)	$421,000	$432,300 (51st percentile)
M. Shawn O'Grady Executive Vice President, Field Operations	$264,000	$289,000 (55th percentile)	$380,000	$514,420 (68th percentile)

Risk Assessment

        The Compensation Committee has reviewed the concept of risk as it relates to our compensation programs and does not believe our compensation programs encourage excessive or inappropriate risk. Overall, our internal risk assessment confirms that our compensation arrangements are low in risk and do not foster undue risk taking, because they focus on performance of company-wide annual goals that are aligned with the long-term interests of our shareholders and have strong governance and control mechanisms. The Compensation Committee's approach to long-term incentives is and will be predominantly risk-based equity and thus tied to shareholder returns.

Accounting and Tax Impacts of Executive Officer Compensation

        Section 162(m) of the Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 per year to certain covered officers unless the compensation in excess of one million dollars qualifies as "performance-based" for purposes of Section 162(m).

        Our Compensation Committee considers our ability to fully deduct compensation in accordance with the $1,000,000 limitation of Section 162(m) in structuring our compensation programs. However, the Compensation Committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of us and our shareholders. None of our Named Executive Officers have ever been compensated in a manner that would be non-deductible under Section 162(m).

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors of Datalink Corporation has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and included in this proxy statement and incorporated by reference in the Company's annual report on Form 10-K filed with the SEC on March 15, 2012. Based on this review and these discussions with management, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the Company's 2012 proxy statement and incorporated by reference in the Company's annual report on Form 10-K.

Compensation Committee

James E. Ousley, Chairman
Brent G. Blackey
J. Patrick O'Halloran

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents compensation during the three most recent fiscal years of our Chief Executive Officer, our Chief Financial Officer, and our Executive Vice President, Field Operations, each of which are our only executive officers and were serving as executive officers at the end of 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation(6)	Total ($)
Paul F. Lidsky(1)	2011	$375,000	$—	$673,900	$—	$390,000	$17,413	$1,456,313
President and Chief	2010	$325,000	$—	$179,750	$—	$149,500	$6,000	$660,250
Executive Officer	2009	$134,375	$130,000	$12,510	$967,500	$—	$55,093	$1,299,478
Gregory T. Barnum	2011	$262,000		$298,860	$—	$170,300	$10,075	$741,235
Vice President, Finance and	2010	$250,000	$—	$32,691	$—	$71,875	$13,350	$367,916
Chief Financial Officer and Secretary	2009	$214,225	$—	$183,833	$—	$26,875	$13,350	$438,283
M. Shawn O'Grady(1)	2011	$289,000	$—	$251,980	$—	$225,420	$24,577	$790,977
Executive Vice President,	2010	$275,176	$—	$43,153	$—	$94,875	$13,350	$426,554
Field Operations	2009	$—	$—	$294,750	$—	$—	$—	$294,750

(1)
Mr. Lidsky became our President and Chief Executive Officer in July 2009 and Mr. O'Grady joined the Company in December 2009, upon completion of the acquisition of Incentra, LLC.

(2)
Per Mr. Lidsky's employment agreement, he received a fixed bonus in 2009 of $130,000.

(3)
Values expressed represent the aggregate grant date fair value of stock awards made during 2011, 2010 and 2009, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718 as discussed under Note 1 ("Summary of Significant Accounting Policies—Stock Compensation Plans") and Note 9 ("Stockholders' Equity—Restricted Stock Grants under our 2011 Plan, 2009 Plan and Director Plan") to our financial statements for the fiscal years ended December 31, 2011, 2010 and 2009, disregarding the estimate of forfeitures related to service-based vesting. In accordance with FASB ASC Topic 718, we determine the fair value of restricted stock awards based on our stock price at the date of grant and recognize the expense for financial reporting purposes ratably over the vesting period.

With respect to Mr. Lidsky, the 2011 dollar value represents the aggregate grant date fair value for 115,000 shares of restricted stock granted in 2011 in which 50% of the shares will vest because we met our non-GAAP operating income objective for 2011 and if he remains employed with us through 2013 and 25% of the shares will vest on each of the second and third anniversaries of the grant, if he remains employed with us on those anniversary dates.

With respect to Messrs. Barnum and O'Grady, for 2011 the aggregate grant date fair value for 51,000 and 43,000 shares of restricted stock, respectively granted in 2011 in which 50% of the shares will vest because we met our non-GAAP operating income objective for 2011 and if the individual remains employed with us through 2013 and 25% of the shares will vest on each of the second and third anniversaries of the grant, if the individual remains employed with us on those anniversary dates.

(4)
Values expressed represent the aggregate grant date fair value of stock option awards made during 2011, 2010 and 2009 that were computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718 as discussed under Note 1 ("Summary of Significant Accounting Policies—Stock Compensation Plans") and Note 9 ("Stockholders' Equity—Restricted Stock Grants under our 2011 Plan, 2009 Plan and Director Plan") to our financial statements for the fiscal years ended December 31, 2011, 2010 and 2009, disregarding the estimate of forfeitures related to service-based vesting. In accordance with FASB ASC Topic 718, we determine the fair value of restricted stock option awards based on our stock price at the date of grant and recognize the expense for financial reporting purposes ratably over the vesting period. There were no stock options issued in 2011 or 2010.

(5)
Represents amounts of annual incentive compensation earned for 2011, 2010 and 2009, which were paid in February 2012, 2011 and 2010, respectively. As discussed in more detail above under "Elements of Compensation Paid—

  Annual Cash Incentive Bonus," our Named Executive Officers may earn annual cash incentive compensation based on the achievement of a combination of financial and operating objectives.

(6)
Amounts shown in this column for 2011 include Company contributions to our 401(k) retirement plan, travel expenses for the annual President's Club meeting, tax gross-up payments in connection with travel expenses for the President's Club meeting, a car allowance, employer paid premiums for long term disability insurance, and service awards. The amounts shown in this column for 2011 are summarized as follows:

Name	Contributions to 401(k) Plan	Tax Gross-Ups(1)	Car Allowance	President's Club(1)	Service Awards	Employer Paid Long Term Disability
Paul F. Lidsky	$—	$2,628	$6,000	$8,411	$—	$374
Gregory T. Barnum	$3,451	$—	$6,000	$—	$250	$374
M. Shawn O'Grady	$7,300	$2,492	$6,000	$8,411	$—	$374

(1)
Represents the cost and tax gross up for a Company sponsored awards trip to reward certain employees who meet predetermined goals for the year.

 Grants of Plan-Based Awards in 2011

        The following table sets forth certain information with respect to our annual cash incentive bonus paid pursuant to each Named Executive Officer's employment agreement and restricted stock awards granted under our 2009 Plan, during the year ended December 31, 2011 to our Named Executive Officers. See "Compensation Discussion and Analysis" for a description of the material factors necessary to understand the information in the table below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
								Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul F. Lidsky	N/A	$150,000	$300,000	$450,000	—	—	—	—
	1/17/11	—	—	—	—	115,000	—	$673,900
Gregory T. Barnum	N/A	$65,500	$131,000	$196,500	—	—	—	—
	1/17/11	—	—	—	—	51,000	—	$298,860
M. Shawn O'Grady	N/A	$86,700	$173,400	$260,100	—	—	—	—
	1/17/11	—	—	—	—	43,000	—	$251,980

(1)
These columns show the range of payouts based on our 2011 performance for our annual cash incentive bonus provided for in each Named Executive Officer's employment agreement, as described in the section titled "Annual Cash Incentive" in the Compensation Discussion and Analysis. The cash incentive payments for our 2011 performance have been made based on the metrics described in "Elements of Compensation Paid—Annual Cash Incentive" in the Compensation Discussion & Analysis and are shown in the column "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table.

(2)
Reflects long-term incentive awards in the form of restricted stock granted to each Named Executive Officer on January 17, 2011 in accordance with our 2009 Plan and pursuant to our 2011 long-term equity incentive program described in the section titled "Elements of Compensation Paid—Equity Incentive Compensation" in the Compensation Discussion and Analysis.

(3)
The amounts represent the grant date fair value of long-term incentive awards in the form of performance-based restricted stock computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote Number 9 to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission.

 Outstanding Equity Awards at 2011 Fiscal Year End

        The following table sets forth certain information concerning equity awards outstanding to the Named Executive Officers at December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Paul F. Lidsky	250	(2)	—		4.24	1/10/2012	—		—
	500	(2)	—		3.82	1/30/2012	—		—
	500	(2)	—		3.71	2/13/2012	—		—
	500	(2)	—		3.52	3/21/2012	—		—
	250	(2)	—		3.95	4/16/2012	—		—
	500	(2)	—		3.39	5/2/2012	—		—
	6,000	(2)	—		3.72	5/2/2012	—		—
	250	(2)	—		3.57	5/23/2012	—		—
	1,200	(2)	—		3.85	4/19/2014	—		—
	1,900	(2)	—		3.32	6/30/2014	—		—
	225,000	(3)	225,000	(3)	3.50	7/20/2019	—		—
							25,000	(4)	$206,500
							115,000	(6)	$949,900
Gregory T. Barnum	—		—		—	—	51,000	(6)	$421,260
M. Shawn O'Grady	—		—		—	—	37,500	(5)	$309,750
							43,000	(6)	$355,180

(1)
Market value of unvested restricted stock is based on a share price of $8.26, which was the closing price for a share of our common stock as reported by the NASDAQ Global Market on December 31, 2011.

(2)
Stock option awards were received while serving as a non-employee director and are fully vested.

(3)
Stock option award granted on July 20, 2009, vesting one-fourth on each anniversary of the date of grant, assuming continued employment by the executive through such date.

(4)
Restricted stock award granted on February 2, 2010, vesting on the third anniversary of the grant, assuming continued employment by the executive through such date.

(5)
Restricted stock award granted on December 17, 2009. These shares vest 50% on the second anniversary of the date of grant and 25% on each of the third and fourth anniversaries of the date of grant, provided he has been in our continuous employment through each vesting date.

(6)
Restricted stock award granted on January 17, 2011. These shares vest 50% upon achievement of our 2011 non-GAAP operating income goal, provided that the executive stays employed until 2013, and 25% on each of the second and third anniversaries of the grant date, assuming continued employment by the executive through such date. The company met its 2011 non-GAAP operating income goal.

 Option Exercises and Stock Vested for 2011

        The following table sets forth for our Named Executive Officers certain information with respect to restricted stock awards that vested and stock options that were exercised during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Paul F. Lidsky	750	$2,755	20,000	$165,200
Gregory T. Barnum	34,000	178,160	57,865	477,965
M. Shawn O'Grady	—	—	50,192	383,086

(1)
Amounts shown in this column are based on the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price.

(2)
Amounts in this column are based on the $8.26 fair market value of a share of our common stock on December 31, 2011.

Payments Upon Termination or Change in Control Provisions

Employment Agreements

        Paul F. Lidsky.    On July 20, 2009, we entered into an employment agreement with Paul F. Lidsky, our President and Chief Executive Officer (the "Lidsky Employment Agreement"). The Lidsky Employment Agreement was amended on January 17, 2011 and has an initial two year term. On each successive second anniversary, the term will automatically extend so as to terminate on the earlier of two years from the renewal date or the first day of the month next following Mr. Lidsky's 65th birthday, unless we give 90 days' notice of our election not to renew. Pursuant to the Lidsky Employment Agreement, he is entitled to receive an annual cash bonus based on the achievement of the financial and operating objectives as described under "Elements of Compensation Paid—Annual Cash Incentive" above.

        In connection with the Lidsky Employment Agreement, we granted Mr. Lidsky options to purchase 450,000 shares of our common stock at $3.50 per share, the closing price of our common stock on the NASDAQ Global Market on the date of the Lidsky Employment Agreement (the "Lidsky Stock Option"). The Lidsky Stock Option vests 25% per year over a term of four years, provided he continues employment with us through each relevant vesting date.

        Gregory T. Barnum.    On March 14, 2006, we entered into an employment agreement with Gregory T. Barnum, our Vice President of Finance and Chief Financial Officer (the "Barnum Employment Agreement"). Mr. Barnum's initial two year employment term automatically renews for additional two year terms, subject to earlier termination under certain circumstances, including if we give 90 days' notice of our election not to renew. Pursuant to the Barnum Employment Agreement, he is entitled to receive an annual cash bonus based on the achievement of the financial and operating objectives as described under "Elements of Compensation Paid—Annual Cash Incentive" above.

        In connection with the Barnum Employment Agreement, we granted Mr. Barnum 60,000 shares of restricted stock (the "Barnum Restricted Stock"). The Barnum Restricted Stock has fully vested.

        M. Shawn O'Grady.    On December 17, 2009, we entered into an employment agreement with M. Shawn O'Grady, our Executive Vice President, Field Operations (the "O'Grady Employment Agreement"). The O'Grady Employment Agreement has an initial two year term. On each successive second anniversary, the term will automatically extend so as to terminate on the earlier of two years from the renewal date or the first day of the month next following Mr. O'Grady's 65th birthday, unless we give 90 days' notice of our election not to renew. Pursuant to the O'Grady Employment Agreement, he is entitled to receive an annual cash bonus based on the achievement of the financial and operating objectives as described under "Elements of Compensation Paid—Annual Cash Incentive" above.

        In connection with the O'Grady Employment Agreement, we granted Mr. O'Grady 75,000 shares of restricted stock (the "O'Grady Restricted Stock"). The O'Grady Restricted Stock vests 50% on the second anniversary of the O'Grady Employment Agreement and 25% on each of the third and fourth anniversaries of the O'Grady Employment Agreement, provided he continues employment with us through each relevant vesting date.

Severance Payments and Change of Control Provisions

        Under the Lidsky Employment Agreement, Mr. Lidsky is entitled to a severance payment if (i) he is terminated by us without Cause (see "Definition of Cause, Good Reason and Change of Control"), (ii) he resigns for Good Reason (see "Definition of Cause, Good Reason and Change of Control"), (iii) we terminate his employment in anticipation of, in connection with, at the time of or within 90 days after a Change of Control (see "Definition of Cause, Good Reason and Change of Control") or (iv) he resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within 90 days after a Change of Control. Under any of these conditions Mr. Lidsky would receive, provided he complies with certain confidentiality, non-competition and non-solicitation covenants, (i) his base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a single lump sum equal to 1-1/2 times his annual base salary, and (iv) 18 months of premiums for COBRA health insurance continuation coverage subject to earlier termination if he is later employed and eligible to receive any health insurance benefits under another employer's plans. The Lidsky Stock Option is forfeited to the extent it has not vested if Mr. Lidsky's employment is terminated by us without Cause or by Mr. Lidsky for Good Reason. The Lidsky Stock Option vests upon a Change of Control of our Company but only if: (i) Mr. Lidsky is continuously employed to the date of the Change of Control, (ii) the change of control price (as defined in the Lidsky Employment Agreement) exceeds $3.50 per share and (iii) such acceleration and vesting will not cause the Lidsky Stock Option to be subject to the adverse consequences described in Section 409A of the Code.

        Under the Barnum Employment Agreement, Mr. Barnum is entitled to a severance payment if (i) he is terminated by us without Cause, (ii) he resigns for Good Reason, (iii) we terminate his employment in anticipation of, in connection with, at the time of or within one year after a Change of Control or (iv) he resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within one year after a Change of Control. If any of these events occur, and provided he complies with certain confidentiality, non-competition and non-solicitation covenants, we are to pay Mr. Barnum (i) his base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a lump sum payment equal to one times the annual base salary, and (iv) 12 months of premiums for COBRA health insurance continuation coverage, subject to earlier termination if he is later employed and eligible to receive any health insurance benefits under another employer's plans.

        Under the O'Grady Employment Agreement, Mr. O'Grady is entitled to a severance payment if (i) he is terminated by us without Cause, (ii) he resigns for Good Reason, (iii) we terminate his employment in anticipation of, in connection with, at the time of or within 90 days after a Change of Control or (iv) he resigns employment with us for Good Reason arising in anticipation of, in connection with, at the time of or within 90 days after a Change of Control. Under any of these conditions Mr. O'Grady would receive, provided he complies with certain confidentiality, non-competition and non-solicitation covenants, (i) his base salary accrued through the date of termination and reimbursement of expenses, (ii) any earned but unpaid annual bonus, (iii) a single lump sum equal to one year of his annual base salary, and (iv) 12 months of premiums for COBRA health insurance continuation coverage subject to earlier termination if he is later employed and eligible to receive any health insurance benefits under another employer's plans. The O'Grady Restricted Stock will vest fully if Mr. O'Grady's employment is terminated by us without Cause or by Mr. O'Grady for Good Reason. In addition, the O'Grady Restricted Stock vests upon a Change of Control of our Company but only if: (i) Mr. O'Grady is continuously employed to the date of the Change of Control and (ii) under certain circumstances, the change of control price (as defined in the O'Grady Employment Agreement) exceeds $3.93 per share.

        Since the employment agreements with Messrs. Lidsky and O'Grady do not require that they remain employed due to a Change of Control, these agreements have "single trigger" treatment for the vesting of the Lidsky Stock Option and the O'Grady Restricted Stock, as the case may be. This treatment has been adopted primarily because it effectively creates incentives for our executive team to obtain the highest value possible should we be acquired in the future, because it would provide a powerful retention device during the uncertain times preceding a Change of Control transaction, and because it would provide employees the same opportunity as shareholders who are free to sell their stock in the company at the time of the change in control event.

        None of our Named Executive Officers hold unexercisable stock options, other than the Lidsky Stock Option. Each Named Executive Officer holds unvested restricted stock that were granted pursuant to either our 2009 Plan or our 2011 Plan and the O'Grady Restricted Stock granted under the O'Grady Employment Agreement.

        For awards that were granted under our 2009 Plan, provided the Compensation Committee expressly authorizes the acceleration and vesting of an award, such actions are consistent with Section 409A of the Code, and the award agreement doesn't provide otherwise, upon a Change of Control such award immediately vests, all restrictions lapse and all performance goals are deemed to be met.

        Under our 2011 Plan, if there is a Change of Control that involves a Corporate Transaction (see "Definition of Cause, Good Reason and Change of Control") and the awards under the 2011 Plan are not continued, assumed or replaced in connection with the Corporate Transaction then the Compensation Committee may provide that certain awards become fully vested and exercisable for a certain period of time prior to the effective time of the Corporate Transaction. In addition, if there is a Change of Control that does not involve a Corporate Transaction, then the Compensation Committee may provide that an award becomes fully vested and exercisable upon the Change of Control or upon the involuntary termination of the Named Executive Officer without Cause within one year of the Change of Control.

        No severance payments are made to any of our Named Executive Officers upon their death or disability. In addition, the Lidsky Stock Option and the O'Grady Restricted Stock are forfeited to the extent they have not vested upon such events.

Noncompete and Nonsolicitation Covenants

        All of our Named Executive Officers have agreed in their respective employment agreements that during and for one year after termination of employment with us, they will be restricted from participating in certain competitive businesses and from soliciting our employees and customers.

Definition of Cause, Good Reason and Change of Control

        Under the employment agreements with our Named Executive Officers, "Cause" generally means one or more of the following events:

  •
  gross negligence in the performance or intentional nonperformance of the Named Executive Officer to perform his material duties under the employment agreement,

  •
  willful dishonesty, fraud or misconduct with respect to our business or affairs,

  •
  conviction of a felony crime, or

  •
  willful, material and irreparable breach of the employment agreement.

        Under the employment agreements with our Named Executive Officers, "Good Reason" generally means one or more of the following events:

  •
  imposition by us of material and adverse changes in the Named Executive Officer's principal duties,

  •
  certain reductions in the Named Executive Officer's annual base salary, or

  •
  relocation of our offices to a location more than 50 miles from the prior location.

        Under the employment agreements with our Named Executive Officers and the 2009 Plan, a "Change of Control" generally means any of the following events:

  •
  following an extraordinary corporate transaction, a majority of our Board of Directors no longer consists of individuals who were directors on the date of the respective employment agreements or the effective date of the 2009 Plan;

  •
  the acquisition of our securities that results in any person owning more than 50% of either our outstanding voting securities or our common stock (other than persons who had beneficial ownership of 20% of our securities prior to such transaction);

  •
  subject to the exclusion of certain transactions detailed in the employment agreements, the sale or other disposition of all or substantially all of the assets of our company; or

  •
  the approval by our shareholders of a complete liquidation or our dissolution.

        Under the 2011 Plan, a "Change of Control" generally means any of the following events:

  •
  individuals who were directors as of the effective date of the 2011 Plan or becomes a director after the effective date and whose election was approved by at least a majority of the then existing directors are no longer on the Board;

  •
  subject to certain exceptions as detailed in the 2011 Plan, the acquisition of our securities that results in any person owning more than 50% of the combined voting power of our voting securities; or

  •
  the sale or other disposition of all or substantially all of the assets of our company or a merger, consolidation, share exchange or similar transaction regardless of whether we are the surviving corporation, unless, immediately following such transaction, the beneficial owners of our voting securities immediately prior to such transaction, owns more than 50% of the combined voting power of the then outstanding voting securities in substantially the same proportions as their ownership immediate prior to such transaction ("Corporate Transaction").

        The compensation amounts shown below are estimates of the amounts that would have become payable to each Named Executive Officer on December 31, 2011, if his employment had terminated on such date and the Compensation Committee determined that all outstanding awards issued under the

2009 Plan and 2011 Plan to our Named Executive Officers were fully vested and exercisable. The calculations for severance in connection with a Change of Control assume that the Change of Control and severance both occurred on December 31, 2011. The price per share of our common stock on December 31, 2011 was $8.26.

Benefits	Termination Without Cause or for Good Reason	In Connection with Change of Control
Paul F. Lidsky
Cash Severance	$562,500	$562,500
Lidsky Stock Option (unvested and accelerated)	—	$1,071,000
Restricted Stock (unvested and accelerated)	$1,156,400	$1,156,400
Medical and Dental Benefits	$27,370	$27,370

TOTAL	$1,746,270	$2,817,270

Gregory T. Barnum
Cash Severance	$262,000	$262,000
Restricted Stock (unvested and accelerated)	$421,260	$421,260
Medical and Dental Benefits	$18,247	$18,247

TOTAL	$701,507	$701,507

M. Shawn O'Grady
Cash Severance	$289,000	$289,000
O'Grady Restricted Stock (unvested and accelerated)	$309,750	$309,750
Restricted Stock (unvested and accelerated)	$355,180	$355,180
Medical and Dental Benefits	$18,247	$18,247

TOTAL	$972,177	$972,177

Compensation Committee Interlocks and Insider Participation

        James E. Ousley, Brent G. Blackey and J. Patrick O'Halloran served on our Board's Compensation Committee for the year ended December 31, 2011. No member of our Compensation Committee currently has, or since the beginning of 2011 has had, any direct or indirect material interest in a transaction or proposed transaction with us that would require any disclosure. During 2011 none of our executive officers served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers who serve on our Compensation Committee.

 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

        The following table sets forth information regarding beneficial ownership of our common stock, as of February 29, 2012, by each of the Named Executive Officers listed in the summary compensation table, each director and director nominee, and all the Company's executive officers and directors as a group. As of February 29, 2012, no other person owned 5% or more of our common stock

        Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown. Unless otherwise noted in the table, the mailing address for each individual listed in the table is: c/o Datalink Corporation, 8170 Upland Circle, Chanhassen, Minnesota 55317-8589.

Name and Address of Beneficial Owner	Number(1)	Percent
Directors and Executive Officers
Greg R. Meland	1,771,426	9.9%
Paul F. Lidsky(2)	454,885	2.5%
Gregory T. Barnum	151,059	*
M. Shawn O'Grady	140,697	*
Brent G. Blackey(3)	36,255	*
Margaret A. Loftus(4)	95,074	*
J. Patrick O'Halloran	13,500	*
James E. Ousley(5)	66,800	*
Robert M. Price(6)	59,863	*
All executive officers and directors as a group (9 persons)	2,789,559	15.6%

*
less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to shares. Unless indicated by footnotes, each shareholder possesses sole voting and investment power over its shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from February 29, 2012 are considered outstanding for the purpose of calculating the percentage of common stock owned by a person and owned by a group, but not for the purpose of calculating the percentage of common stock owned by any other person.

(2)
Includes 235,600 shares that Mr. Lidsky may acquire upon exercise of stock options within 60 days of February 29, 2012.

(3)
Includes 1,200 shares that Mr. Blackey may acquire upon exercise of stock options within 60 days of February 29, 2012.

(4)
Includes 65,750 shares that Ms. Loftus may acquire upon exercise of stock options within 60 days of February 29, 2012.

(5)
Includes 20,350 shares that Mr. Ousley may acquire upon exercise of stock options within 60 days of February 29, 2012.

(6)
Includes 18,000 shares that Mr. Price may acquire upon exercise of stock options within 60 days of February 29, 2012.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of initial ownership and reports of changes in ownership of our common stock and other equity securities. The SEC requires us to identify any of those persons who fail to file such reports on a timely basis. To our knowledge with respect to our directors and executive officers, and with respect to ten percent owners, based on our review of reports filed by them with the SEC, we believe all such filings were made on a timely basis in 2011; except that (i) a Form 4 reporting a broker assisted cashless exercise of stock options by Margaret Loftus, a director, on February 24, 2011 was not filed on a timely basis but was subsequently reported on March 2, 2011 and (ii) a Form 4 reporting a sale in conjunction with the vesting of a restricted stock grant by Shawn O'Grady, a Named Executive Officer, on December 17, 2011 was not filed on a timely basis but was subsequently reported on December 22, 2011.

TRANSACTIONS WITH RELATED PERSONS

        Since January 1, 2011, there were no transactions or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

        Our Board of Directors adopted a written Related Person Transaction Approval Policy effective February 15, 2011. The policy encompasses any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships where we and the related person has a direct or indirect interest in the transaction which is at least $10,000 in value. Related persons include all directors and executive officers, any nominee for director, immediate family members of a director, executive officer or nominee for director and any shareholders of more than 5% of our common stock. Our Audit Committee must pre-approve any related person transactions.

Other Business

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting of Shareholders. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will have the discretionary authority to vote such proxy on such matters in accordance with their best judgment.

Annual Report to Shareholders and Annual Report on Form 10-K

        Our 2011 Annual Report to Shareholders accompanies this proxy statement. Our annual report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, is available at no charge to shareholders through our website at www.datalink.com, upon written request to us at our business address, and also at no charge through the SEC's web site at http://www.sec.gov.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the annual report or proxy statement for your household, please contact our Investor Relations representative by email at investor@datalink.com, by mail to the address listed on the cover of this proxy statement, Attention: Investor Relations, or by telephone at (952) 944-3462.

        If you participate in householding and would like to receive a separate copy of our 2011 annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph. We will deliver the requested documents to you promptly upon receipt of your request.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

        A shareholder intending to present a proposal to be included in our proxy materials for the 2013 Annual Meeting of Shareholders must deliver the proposal in writing to us no later than December 1, 2012. Shareholder proposals must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to our principal executive offices at 8170 Upland Circle, Chanhassen, Minnesota 55317-8589, Attention: Secretary. If the date of the 2013 Annual Meeting of Shareholders is moved more than 30 days before or after the anniversary date of the 2012 Annual Meeting of Shareholders, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials.

        We must receive notice of any other shareholder proposals, including proposals for director nominees, intended to be presented at our 2013 Annual Meeting of Shareholders in writing and delivered to our principal executive office no later than February 9, 2013. If the date of the 2013 Annual Meeting of Shareholders is moved more than 30 days before or after such anniversary date of the 2012 Annual Meeting of Shareholders, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before the 2013 Annual Meeting of Shareholders or, if later, within 10 days after the first public announcement of the date of 2013 Annual Meeting of Shareholders.

 Appendix A
DATALINK CORPORATION

2011 INCENTIVE COMPENSATION PLAN

(as Amended February 15, 2012)

1.    Purpose.    The purpose of the Datalink Corporation 2011 Incentive Compensation Plan (the "Plan") is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company's stockholders, and to thereby promote the Company's long-term business success.

2.    Definitions.    In this Plan, the following definitions will apply.

        (a)   "Affiliate" means any corporation that is a Subsidiary or Parent of the Company.

        (b)   "Agreement" means the written or electronic agreement containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

        (c)   "Award" means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Unit, Incentive Award or Other Stock-Based Award.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Cause" means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, means a Participant's (i) material breach of any employment, confidentiality, nonsolicitation, noncompetition, invention assignment or other agreement with the Company or any Affiliate, (ii) act or acts of dishonesty resulting in gain or personal enrichment of the Participant at the expense of the Company or any Affiliate, (iii) persistent failure to satisfactorily perform the duties associated with Participant's employment or status as a Service Provider, (iv) failure to materially conform to the Company's business conduct or ethics code or other applicable Company policies, or (v) material violation of any law, rule, regulation, court order or regulatory directive.

        (f)    "Change in Control" means, unless otherwise provided in an Agreement, one of the following:

          (1)   Any individual, entity or Group (a "Person"), other than (i) one or more Subsidiaries, (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) any Person who, as of the effective date of this Plan, is already the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of 20% or more of the Company's Voting Securities, becomes the beneficial owner of equity securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding Voting Securities, except that (A) any acquisition of Company equity securities by a Person directly from the Company for the purpose of providing financing to the Company, any formation of a Group consisting solely of beneficial owners of the Company's voting securities as of the effective date of this Plan, or any repurchase or other acquisition by the Company of its equity securities that causes any Person to become the beneficial owner of more than 50% of the Company's voting securities, will not be considered a Change in Control unless and until, in either case, such Person acquires beneficial ownership of additional Company voting securities after the Person initially became the beneficial owner of more than 50% of the Company's voting securities by one of the means described in this clause (A); and (B) a Change in Control will occur if a Person becomes the beneficial owner of more than 50% of the Company's voting securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to subsection 2(f)(3);

          (2)   Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board; or

          (3)   The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, all or substantially all of the Persons who were the beneficial owners of Company voting securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities (or comparable equity interests) of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership of Company voting securities immediately prior to such Corporate Transaction.

Notwithstanding the foregoing, (i) to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A; and (ii) no Change in Control shall be deemed to have occurred with respect to a Participant if the participant is part of a Group which consummates the Change in Control transaction. A Participant is deemed "part of a Group" for purposes of the preceding sentence if the Participant is an equity participant in the Group or any entity that is a member thereof except for passive ownership of less than three percent (3%) of the Voting Securities of a member of the Group.

        (g)   "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

        (h)   "Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the Nasdaq Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m).

        (i)    "Company" means Datalink Corporation, a Minnesota corporation, or any successor thereto.

        (j)    "Continuing Director" means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company's stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents.

        (k)   "Corporate Transaction" means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.

        (l)    "Disability" means (i) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (ii) if there is no such long-term disability plan or policy, "total and permanent disability" within the meaning Code Section 22(e)(3).

        (m)  "Employee" means an employee of the Company or an Affiliate.

        (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, and the regulations promulgated thereunder.

        (o)   "Fair Market Value" means the fair market value of a Share determined as follows:

          (1)   If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

          (2)   If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

        (p)   "Full Value Award" means an Award other than an Option, Stock Appreciation Right.

        (q)   "Grant Date" means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

        (r)   "Group" means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

        (s)   "Incentive Award" means a performance bonus payable as provided in Section 12.

        (t)    "Non-Employee Director" means a member of the Board who is not an Employee.

        (u)   "Option" means a right granted under the Plan to purchase a specified number of Shares at a specified price. An "Incentive Stock Option" or "ISO" means any Option designated as such and granted in accordance with the requirements of Code Section 422. A "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

        (v)   "Other Stock-Based Award" means an Award described in Section 13 of this Plan.

        (w)  "Parent" means a "parent corporation," as defined in Code Section 424(e).

        (x)   "Participant" means a person to whom an Award is or has been made in accordance with the Plan.

        (y)   "Performance-Based Compensation" means an Award to a person who is determined by the Committee to be or to be likely to become, a "covered employee" (as defined in Section 162(m)(3) of the Code) and that is intended to constitute "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

        (z)   "Performance Unit" means the type of Award described in Section 11 of this Plan.

        (aa) "Plan" means this Datalink Corporation 2011 Incentive Compensation Plan, as amended and in effect from time to time.

        (bb) "Prior Plan" means the Datalink Corporation 2009 Incentive Compensation Plan.

        (cc) "Restricted Stock" means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

        (dd) "Service" means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider's Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

        (ee) "Service Provider" means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

        (ff)  "Share" means a share of Stock.

        (gg) "Stock" means the common stock, $0.001 par value, of the Company.

        (hh) "Stock Appreciation Right" or "SAR" means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

         (ii)  "Stock Unit" means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

        (jj)   "Subsidiary" means a "subsidiary corporation," as defined in Code Section 424(f), of the Company.

        (kk) "Substitute Award" means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

        (ll)   "Voting Securities" of an entity means the outstanding securities entitled to vote generally in the election of directors (or comparable equity interests) of such entity.

3.    Administration of the Plan.

        (a)    Administration.    The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

        (b)    Scope of Authority.    Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

          (1)   determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

          (2)   cancelling or suspending an Award or the exercisability of an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 17(d) and 17(e); and

          (3)   establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, and making all other determinations necessary or desirable for the administration of the Plan.

Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

        (c)    Awards to Foreign Service Providers.    The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

        (d)    Acts of the Committee; Delegation.    A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

        (e)    Finality of Decisions.    The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

        (f)    Indemnification.    Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual's duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company's expense, to handle and defend the claims before such person undertakes to handle and defend them on such person's own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

4.    Shares Available Under the Plan.

        (a)    Maximum Shares Available.    Subject to Section 4(b) and to adjustment as provided in Section 14(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 1,553,943, which includes the shares that were remaining available for future grants under the Prior Plan on the effective date of the Plan. After the effective date of the Plan, no additional awards may be granted under the Prior Plan. Shares issued under the Plan shall come from authorized and unissued shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

          (1)   Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve prior to the settlement of the Award shall be the maximum number of Shares that could be received under that particular Award.

          (2)   Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

          (3)   Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

        (b)    Effect of Forfeitures and Other Actions.    Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a "Prior Plan Award"), that is forfeited, expires, is settled for cash, or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or Prior Plan Award (including a payment in Shares on the exercise of a Stock Appreciation Right) shall, to the extent of such forfeiture, expiration, cash settlement or non-issuance, again become available for Awards under this Plan and correspondingly increase the total number of Shares available for grant and issuance under Section 4(a). In the event that (i) any Award or Prior Plan Award is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company in payment of the applicable exercise price, or (ii) any tax withholding obligations arising from such Award or Prior Plan Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again become available for Awards under this Plan and correspondingly increase the total number of Shares available for grant and issuance under Section 4(a).

        (d)    Effect of Plans Operated by Acquired Companies.    If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

        (e)    No Fractional Shares.    Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, pay cash in lieu of any fractional Share in settlement of an Award.

        (f)    Individual Option and SAR Limit.    The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 250,000 Shares.

5.    Eligibility.    Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6.    General Terms of Awards.

        (a)    Award Agreement.    Except as otherwise provided in the Plan, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award evidenced by an Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

        (b)    Vesting and Term.    Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions as it may determine, subject to the following limitations:

          (1)   A Full Value Award that vests solely as the result of the passage of time and continued Service by the Participant shall be subject to a vesting period of not less than three years from the applicable Grant Date (but permitting pro rata vesting over such vesting period); and

          (2)   A Full Value Award whose vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year.

The minimum vesting periods specified in clauses (1) and (2) above will not, however, apply (i) to annual Full Value Awards to Non-Employee Directors: (ii) to Awards involving an aggregate number of Shares not in excess of 10% of the number of Shares available for Awards under Section 4(a); (iii) upon a Change in Control; (iv) to termination of Service due to death or Disability; and (v) to a Substitute Award that does not reduce the vesting period of the award being replaced."

        (c)    Transferability.    Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant's guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any "family member" (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to "Participant" shall mean the original grantee of an Award and not any transferee.

        (d)    Designation of Beneficiary.    Each Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant's death. Any such designation shall be on a written or electronic form approved by the Committee and shall be effective upon its receipt by the Company or an agent selected by the Company.

        (e)    Termination of Service.    Unless otherwise provided in this Plan or in an Agreement, if a Participant's Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

          (1)   Upon termination of Service for Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

          (2)   Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

          (3)   Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Options and SARs may be exercised for a period of one year after the date of such termination.

          (4)   Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of one year after the date of such termination.

        (f)    Rights as Stockholder.    No Participant shall have any rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

        (g)    Performance-Based Awards.    Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 19 of this Plan. Except as provided in Section 19 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance measures upon the occurrence of certain events, which may include a Change of Control, a Corporate Transaction, a recapitalization, a change in the accounting practices of the Company, or the Participant's death or Disability.

        (h)    Dividends and Dividend Equivalents.    Any dividends or distributions paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate, except for regular quarterly cash dividends on Shares subject to the unvested portion of a Restricted Stock Award that is subject only to service-based vesting conditions. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend equivalents paid with respect to units or Share equivalents that are subject to the unvested portion of a Stock Unit Award or an Other Stock-Based Award whose vesting is subject to the satisfaction of specified performance objectives will be subject to the same restrictions as the units or Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).

7.    Stock Option Awards.

        (a)    Type and Exercise Price.    The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards.

        (b)    Payment of Exercise Price.    The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

        (c)    Exercisability and Expiration.    Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

        (d)    Incentive Stock Options.

          (1)   An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option's Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4(a).

          (2)   No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

          (3)   For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

          (4)   If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

          (5)   The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8.    Stock Appreciation Rights.

        (a)    Nature of Award.    An Award of Stock Appreciation Rights shall be subject to such terms and conditions determined by the Committee, and shall entitle the participant to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified exercise price that shall not be less than 100% of the Fair Market Value of such Shares on the Grant Date of the Stock Appreciation Right, except in the case of Substitute Awards.

        (b)    Exercise of SAR.    Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.

9.    Restricted Stock Awards.

        (a)    Vesting and Consideration.    Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award.

        (b)    Shares Subject to Restricted Stock Awards.    Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company's transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or the certificate evidencing such Shares, and such certificate shall be delivered to the Participant. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 20(c).

        (c)    Rights of a Stockholder.    Except as otherwise provided in this Plan, including Section 6(h), and the applicable Agreement, a Participant with a Restricted Stock Award shall have all the other rights of a stockholder, including the right to receive dividends and the right to vote the Shares of Restricted Stock.

10.    Stock Unit Awards.

        (a)    Vesting and Consideration.    A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

        (b)    Payment of Award.    Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11.    Performance Unit Awards.

        (a)    Grant and Vesting of Performance Units.    Performance Units may be granted to any Participant in such number and upon such terms and at such times as shall be determined by the Committee. Each Performance Unit shall have an initial value that is established by the Committee as of the Grant Date. Performance Unit Awards shall be considered performance-based Awards for purposes of, and subject to, Section 6(g), subject to such vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion.

        (b)    Payment of Performance Units.    Following the completion of the applicable performance period and the vesting of a Performance Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions), Stock Units or some combination of the foregoing as determined by the Committee and specified in the applicable Agreement. The level of achievement of performance goals applicable to a Performance Unit Award will determine the number or value of Performance Units that will be paid to a Participant. If a Performance Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

12.    Incentive Awards.

        (a)    Grant and Vesting of Awards.    Incentive Awards may be granted to any Participant and may be evidenced by an Agreement or by such other writing (such as minutes) as the Committee may approve, which shall specify a Participant's payment amount or payment range, applicable performance goals and performance period, and such other terms not inconsistent with the Plan as the Committee shall determine. Incentive Awards shall be considered performance-based Awards for purposes of, and subject to, Section 6(g).

        (b)    Payment of Incentive Awards.    Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Award, if any, that is payable, but not later than two and one-half months after the end of the calendar year in which the Incentive Award payment is no longer subject to a substantial risk of forfeiture for purposes of Code Section 409A. Payment, if any, with respect to an Incentive Award shall be made in accordance with the terms of the Award in cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions), Restricted Stock Units, Options or any other form of an Award or any combination of the foregoing as determined by the Committee.

        (c)    Termination of Service.    If a Participant's Service terminates during the performance period applicable to an Incentive Award, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of some or all of the Incentive Award, consistent with the requirements of Section 19 and Code Section 162(m) for an Incentive Award intended to be Performance-Based Compensation. In the absence of such authorization by the Committee, the Participant shall receive no Incentive Award payout for such performance period.

13.    Other Stock-Based Awards.    The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

14.    Changes in Capitalization, Corporate Transactions, Change in Control.

        (a)    Adjustments for Changes in Capitalization.    In the event of any equity restructuring (within the meaning of FASB ASC Topic 718—Stock Compensation) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 14(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

        (b)    Corporate Transactions.    Unless otherwise provided in an applicable Agreement, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

          (1)    Continuation, Assumption or Replacement of Awards.    In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Sections 14(a) and 6(g)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 14(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 14(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

          (2)    Acceleration.    If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that (i) some or all outstanding Options and SARs shall become fully exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) some or all outstanding Full Value Awards shall vest in whole or in part immediately prior to the effective time of the Corporate Transaction and become payable in connection therewith. The Committee will not be required to treat all Awards similarly for purposes of this Section 14(b)(2). The Committee shall provide written notice of the period of accelerated exercisability of Options and SARs to all affected Participants. The exercise of any Option or SAR whose exercisability is accelerated as provided in this Section 14(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

          (3)    Payment for Awards.    If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide for the termination of some or all of such outstanding Awards at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 14(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 14(b)(3). The payment for any Award surrendered shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to clause (i) of the preceding sentence is less than or equal to the amount determined pursuant to clause (ii) of the preceding sentence with respect to any Award, such Award may be terminated pursuant to this Section 14(b)(3) without payment of any kind to the affected Participant. Payment of any amount under this Section 14(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company's shareholders in connection with the Corporate Transaction, and may, in the Committee's discretion, include subjecting such payments to vesting conditions comparable to those of the Award surrendered, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company's shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

          (4)    Termination After a Corporate Transaction.    If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 14(b)(1), and if within one year after the Corporate Transaction a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Options and SARs issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant's termination of Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full.

        (c)    Change in Control.    In connection with a Change in Control that does not involve a Corporate Transaction, the Committee may provide (in the applicable Agreement or otherwise) for one or more of the following: (i) that any Award shall become fully vested and exercisable upon the occurrence of the Change in Control or upon the involuntary termination of the Participant without Cause within one year of the Change in Control, (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 14(b)(3). The Committee will not be required to treat all Awards similarly in such circumstances.

        (d)    Dissolution or Liquidation.    Unless otherwise provided in an applicable Agreement, in the event the shareholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

15.    Plan Participation and Service Provider Status.    Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person's Service at any time with or without Cause or change such person's compensation, other benefits, job responsibilities or title.

16.    Tax Withholding.    The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant's minimum required tax withholding rate) through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

17.    Effective Date, Duration, Amendment and Termination of the Plan.

        (a)    Effective Date.    The Plan shall become effective on May 12, 2011, assuming approval by the Company's stockholders of the Plan occurs at the Company's annual meeting of stockholders to be held on such date.

        (b)    Duration of the Plan.    The Plan shall remain in effect until all Shares subject to it are issued, all Awards have expired or terminated, the Plan is terminated pursuant to Section 17(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the "Termination Date"). Awards made before the Termination Date shall continue in effect in accordance with their terms and the provisions of the Plan in effect on the Termination Date, unless otherwise provided in the applicable Agreement.

        (c)    Amendment and Termination of the Plan.    The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant's consent, unless such action is necessary to comply with applicable law or stock exchange rules.

        (d)    Amendment of Awards.    Subject to Section 17(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules.

        (e)    No Option or SAR Repricing.    Except as provided in Section 14(a), no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a "repricing" of such Option or Stock Appreciation Right, unless such action is first approved by the Company's shareholders.

18.    Substitute Awards.    The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

19.    Performance-Based Compensation.

        (a)    Designation of Awards.    If the Committee determines at the time a Full Value Award is granted to a Participant that such Participant is, or is likely to be, a "covered employee" for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 19 will be applicable to such Award, which shall be considered Performance-Based Compensation.

        (b)    Compliance with Code Section 162(m).    If an Award is subject to this Section 19, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 19(d). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 19, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments for items such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, any unusual, nonrecurring gains or losses or other items that would cause such measures to be considered "non-GAAP financial measures" within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 14(a) to prevent the dilution or enlargement of a Participant's rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 19 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as "performance-based compensation" under Code Section 162(m).

        (c)    Limitations.    With respect to Awards of Performance-Based Compensation, the maximum number of Shares that may be the subject of any Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed 200,000 Shares (subject to adjustment as provided in Section 14(a)). The maximum amount payable with respect to any Full Value Awards that are denominated in cash and that are granted to any one Participant during any calendar year shall not exceed $1,500,000 multiplied by the number of full or partial years in the applicable performance or vesting period.

        (d)    Performance Measures.    For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall be limited to one or a combination of two or more of the following performance measures:

  (1)
  Earnings before any one or more of interest, taxes, depreciation or amortization;

  (2)
  Margins (including, but not limited to, one or more of gross, operating and net earnings margins));

  (3)
  Net income or loss;

  (4)
  Operating profit;

  (5)
  Growth or rate of growth in cash flow;

  (6)
  Cash flow provided by operations;

  (7)
  Free cash flow;

  (8)
  Gross revenues;

  (9)
  Reductions in expense levels, operating and maintenance cost management and employee productivity;

  (10)
  Stockholder returns and return measures (including return on assets, investments, invested capital, equity, or gross sales);

  (11)
  Growth or rate of growth in return measures;

  (12)
  Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

  (13)
  Net economic value and/or economic value added;

  (14)
  Aggregate product unit and pricing targets;

  (15)
  Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

  (16)
  Achievement of business or operational goals such as market share and/or business development;

  (17)
  Achievement of diversity objectives;

  (18)
  Results of customer satisfaction surveys; and/or

  (19)
  Debt ratings, debt leverage and debt service;

Any performance goal based on one or more of the foregoing performance measures may, in the Committee's discretion, be expressed in absolute amounts, on a per share basis, on a pre- or post-tax basis, relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, and may relate to one or any combination of Company, Affiliate, business unit, department, function or individual performance. The Committee shall specify the weighting (which may be the same or different for multiple performance goals) to be given to each performance goal for purposes of determining the final amount payable with respect to any such Award.

20.    Other Provisions.

        (a)    Unfunded Plan.    The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

        (b)    Limits of Liability.    Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

        (c)    Compliance with Applicable Legal Requirements.    No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company's Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan are not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any book-entry or stock certificate evidencing Shares issued under the Plan that are subject to such securities law restrictions shall be accompanied by or bear an appropriate restrictive legend.

        (d)    Other Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

        (e)    Governing Law.    To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

        (f)    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (g)    Code Section 409A.    It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

          (1)   If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A;

          (2)   If any amount shall be payable with respect to any such Award as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant's separation from service or (ii) the Participant's death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

        (h)    Rule 16b-3.    It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 20(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

        (i)    Compensation Recoupment Policy.    Awards may be made subject to any compensation recoupment policy adopted by the Board or the Committee at any time prior to or after the effective date of the Plan, and as such policy may be amended from time to time after its adoption.

Date Please fold here – Do not separate The Board of Directors Recommends a Vote FOR Proposals 1, 2, 4, and 5 and a Vote of 3 Years for Proposal 3. 1. To elect seven directors: 01 Brent G. Blackey 05 J. Patrick O’Halloran FOR all nominees WITHHOLD 02 Paul F. Lidsky 06 James E. Ousley listed (except as authority to vote for 03 Margaret A. Loftus 07 Robert M. Price marked to the all nominees listed 04 Greg R. Meland contrary) (Instructions: To withhold authority to vote for any nominee, write that nominee’s name in the space provided.) 2. Advisory vote to approve executive officer compensation. For Against Abstain 3. Advisory vote on the frequency of the advisory vote to approve 1 year 2 years 3 years Abstain executive officer compensation. 4. To amend the Datalink 2011 Incentive Compensation Plan to increase For Against Abstain the number of shares of common stock that may be issued pursuant to awards thereunder from 1,053,943 to 1,553,943 shares. 5. To ratify McGladrey & Pullen, LLP as Datalink Corporation’s For Against Abstain independent registered public accounting firm. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 4 and 5 and 3 YEARS FOR PROPOSAL 3. Signature of Shareholder(s) NOTE: Please sign your name exactly as it is shown at the left. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. EACH joint owner is requested to sign. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders: The Notice of Annual Meeting of Shareholders, Proxy Statement and 2011 Annual Report to Shareholders are available at www.datalink.com/annualreport. DATALINK CORPORATION 8170 Upland Circle Chanhassen, MN 55317-8589 proxy This proxy is solicited by the Board of Directors. The shares of stock you hold in your account will be voted as you specify below. If no choice is specified, the Proxy will be voted “FOR” the election of the seven nominees under Proposal 1, “FOR” Proposals 2, 4, and 5 and “3 years” on Proposal 3. By signing the proxy, you revoke all prior proxies and appoint Gregory T. Barnum and Paul F. Lidsky, and each of them, with full power of substitution, to vote all of your shares of Datalink Corporation common stock held of record on the record date on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments thereof. DATALINK CORPORATION ANNUAL MEETING OF SHAREHOLDERS Thursday, May 10, 2012 3:00 p.m. To be held at the offices of Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402 See reverse for voting instructions.

QuickLinks

PROPOSAL NUMBER ONE Election of Directors
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
PROPOSAL NUMBER TWO Advisory Vote to Approve Executive Officer Compensation
PROPOSAL NUMBER THREE Advisory Vote on the Frequency of the Advisory Vote to Approve our Executive Officer Compensation
PROPOSAL NUMBER FOUR Amendment to the Datalink Corporation 2011 Incentive Compensation Plan
Equity Compensation Plan Information at Fiscal Year Ended December 31, 2011
PROPOSAL NUMBER FIVE Ratification of Independent Registered Public Accountants
AUDITING MATTERS
AUDIT COMMITTEE
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
Grants of Plan-Based Awards in 2011
Outstanding Equity Awards at 2011 Fiscal Year End
Option Exercises and Stock Vested for 2011
Payments Upon Termination or Change in Control Provisions
OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING
Appendix A DATALINK CORPORATION
2011 INCENTIVE COMPENSATION PLAN
(as Amended February 15, 2012)